AGREEMENT AND PLAN OF MERGER

                                      AMONG

                     LERNOUT & HAUSPIE SPEECH PRODUCTS, N.V.

                             DARK ACQUISITION CORP.

                                       AND

                             DICTAPHONE CORPORATION

                                  March 7, 2000


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                                TABLE OF CONTENTS


ARTICLE I.     THE MERGER.....................................................1

SECTION 1.1    EFFECTIVE TIME OF THE MERGER...................................1
SECTION 1.2    CLOSING........................................................2
SECTION 1.3    EFFECTS OF THE MERGER..........................................2
SECTION 1.4    DIRECTORS AND OFFICERS.........................................2
SECTION 1.5    ACTIONS PRIOR TO CLOSING.......................................2
SECTION 1.6    ALTERNATIVE MERGER STRUCTURE...................................3

ARTICLE II.    CONVERSION OF SECURITIES.......................................4

SECTION 2.1    CONVERSION OF CAPITAL STOCK....................................4
SECTION 2.2    EXCHANGE OF CERTIFICATES.......................................5
SECTION 2.3    OPTIONAL ADJUSTMENT TO MERGER SHARES FOR INDEBTEDNESS..........8
SECTION 2.4    STONINGTON'S MERGER SHARES.....................................9
SECTION 2.5    ESCROW SHARES.................................................10

ARTICLE III.   REPRESENTATIONS AND WARRANTIES OF COMPANY.....................10

SECTION 3.1    ORGANIZATION OF COMPANY.......................................10
SECTION 3.2    COMPANY CAPITAL STRUCTURE.....................................11
SECTION 3.3    AUTHORITY; NO CONFLICT; REQUIRED FILINGS AND CONSENTS.........12
SECTION 3.4    SEC FILINGS; FINANCIAL STATEMENTS.............................14
SECTION 3.5    NO UNDISCLOSED LIABILITIES....................................14
SECTION 3.6    ABSENCE OF CERTAIN CHANGES OR EVENTS..........................15
SECTION 3.7    TAXES.........................................................15
SECTION 3.8    TITLE TO PROPERTIES...........................................17
SECTION 3.9    INTELLECTUAL PROPERTY.........................................17
SECTION 3.10   AGREEMENTS, CONTRACTS AND COMMITMENTS.........................19
SECTION 3.11   LITIGATION....................................................20
SECTION 3.12   ENVIRONMENTAL MATTERS.........................................20
SECTION 3.13   ERISA AND EMPLOYEE BENEFIT PLANS..............................22
SECTION 3.14   COMPLIANCE WITH LAWS..........................................25
SECTION 3.15   PERMITS.......................................................25
SECTION 3.16   LABOR MATTERS.................................................26
SECTION 3.17   INSURANCE.....................................................26
SECTION 3.18   GOVERNMENT CONTRACTS..........................................26
SECTION 3.19   YEAR 2000.....................................................27
SECTION 3.20   INVENTORY.....................................................27
SECTION 3.21   WARRANTY......................................................27
SECTION 3.22   CUSTOMERS AND SUPPLIERS.......................................27
SECTION 3.23   ACCOUNTS RECEIVABLE...........................................28
SECTION 3.24   SECTION 203 OF THE DGCL NOT APPLICABLE........................28
SECTION 3.25   TRANSACTIONS WITH INTERESTED PERSONS..........................28
SECTION 3.26   ABSENCE OF SENSITIVE PAYMENTS.................................28
SECTION 3.27   INDEBTEDNESS..................................................29
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SECTION 3.28   CONSENT.......................................................29

ARTICLE IV.    REPRESENTATIONS AND WARRANTIES OF BUYER AND SUB...............29

SECTION 4.1    ORGANIZATION OF BUYER AND SUB.................................29
SECTION 4.2    CAPITALIZATION................................................30
SECTION 4.3    AUTHORITY; NO CONFLICT; REQUIRED FILINGS AND CONSENTS.........30
SECTION 4.4    PUBLIC FILINGS; FINANCIAL STATEMENTS..........................32
SECTION 4.5    NO UNDISCLOSED LIABILITIES....................................32
SECTION 4.6    ABSENCE OF CERTAIN CHANGES OR EVENTS..........................33
SECTION 4.7    INTELLECTUAL PROPERTY.........................................33

ARTICLE V.     CONDUCT OF BUSINESS...........................................34

SECTION 5.1    COVENANTS OF COMPANY..........................................34
SECTION 5.2    OPTIONS; WARRANTS.............................................37
SECTION 5.3    COVENANTS OF BUYER............................................37
SECTION 5.4    COOPERATION...................................................37
SECTION 5.5    CONFIDENTIALITY...............................................38
SECTION 5.6    INVESTIGATION.................................................38

ARTICLE VI.    ADDITIONAL AGREEMENTS.........................................39

SECTION 6.1    EXCLUSIVITY...................................................39
SECTION 6.2    ACCESS TO INFORMATION.........................................39
SECTION 6.3    ENVIRONMENTAL REVIEW..........................................40
SECTION 6.4    LEGAL CONDITIONS TO MERGER....................................40
SECTION 6.5    EMPLOYEE BENEFIT PLANS........................................41
SECTION 6.6    PUBLIC DISCLOSURE.............................................42
SECTION 6.7    TAX-FREE REORGANIZATION.......................................42
SECTION 6.8    NASDAQ LISTING................................................42
SECTION 6.9    BROKERS OR FINDERS............................................42
SECTION 6.10   NOTIFICATION OF CERTAIN MATTERS...............................42
SECTION 6.11   SPECIAL STOCKHOLDERS MEETING OF THE COMPANY...................43
SECTION 6.12   SPECIAL BOARD MEETING OF THE BUYER............................43
SECTION 6.13   LIABILITY INSURANCE...........................................43

ARTICLE VII.   CONDITIONS TO MERGER..........................................44

SECTION 7.1    CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER....44
SECTION 7.2    ADDITIONAL CONDITIONS TO OBLIGATIONS OF BUYER AND SUB.........45
SECTION 7.3    ADDITIONAL CONDITIONS TO OBLIGATIONS OF COMPANY...............47

ARTICLE VIII.  TERMINATION AND AMENDMENT.....................................48

SECTION 8.1    TERMINATION...................................................48
SECTION 8.2    EFFECT OF TERMINATION.........................................49
SECTION 8.3    FEES AND EXPENSES.............................................49
SECTION 8.4    AMENDMENT.....................................................49
SECTION 8.5    EXTENSION; WAIVER.............................................49

ARTICLE IX.    MISCELLANEOUS.................................................50

SECTION 9.1    SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS........50
SECTION 9.2    NOTICES.......................................................50
SECTION 9.3    INTERPRETATION; INCORPORATION BY REFERENCE....................52
SECTION 9.4    COUNTERPARTS..................................................52
SECTION 9.5    ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES................52
SECTION 9.6    GOVERNING LAW AND VENUE.......................................52
SECTION 9.7    WAIVER OF JURY TRIAL..........................................53

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SECTION 9.8    ASSIGNMENT....................................................53
SECTION 9.9    SEVERABILITY..................................................53
SECTION 9.10   OTHER REMEDIES; SPECIFIC PERFORMANCE..........................53

List of Schedules...........................................................S-1

List of Exhibits:

Exhibit A         Option Termination Agreements
Exhibit B         Letter of Transmittal
Exhibit C         Indemnity and Escrow Agreement
Exhibit D         LLC Agreement
Exhibit E         Registration Rights Agreement
Exhibit F         Stockholders Agreement
Exhibit G         Voting Agreement and Waiver
Exhibit H         Legal Opinions
Exhibit I         Note Termination Agreement



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                             TABLE OF DEFINED TERMS

                   CROSS REFERENCE
TERMS                IN AGREEMENT
-----             -----------------

12% Preferred Stock, 2
1999 Financial Statements, 14
Affiliate, 22
Agreement, 1
Alternative Transaction, 3
Bankruptcy and Equity Exception, 13
Buyer, 1
Buyer Common Stock, 4
CERCLA, 20
Certificate of Merger, 1
Certificates, 5
Closing, 2
Closing Date, 2
Code, 1
Company, 1
Company Ancillary Agreements,
12 Company Balance Sheet, 14
Company Common Stock, 2
Company Disclosure Schedule, 10
Company Material Adverse Effect, 10
Company Material Contracts, 19
Company Preferred Stock, 11
Company SEC Reports, 14
Company Stock Plans, 11
Credit Agreement, 8
DGCL, 1 Differential, 8
Dissenting Shares, 5
Effective Time, 2
Environmental Laws, 20
ERISA, 22
ERISA Benefit Plan, 23
Excess Differential, 9
Exchange Act, 14
Exchange Fund, 5
Governmental Entity, 13
Hazardous Materials, 20
HSR Act, 13
Indebtedness Statement, 8
Indebtedness Threshold, 8

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Independent Accounting Firm, 9
Leases, 17
Letters of Transmittal, 5
Merger, 1
Merger Shares, 4
Notes, 8
Option Termination Agreements, 3
Options, 3
PBGC, 24
Preferred Stock Put Price, 3
RCRA, 20
Retention Agreements, 3
SEC, 14
Site, 20
Stockholders, 5
Sub, 1
Subsidiary, 11
Surviving Corporation, 2
Tax Returns, 15
Taxes, 15
Term Loans, 8
Transfer Agent, 5
U.S. GAAP, 14
Warrants, 3


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                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated as of March 7, 2000, by and among Lernout & Hauspie Speech Products, N.V., a Belgium corporation ("Buyer"), Dark Acquisition Corp., a Delaware corporation and a direct, wholly owned subsidiary of Buyer ("Sub"), and Dictaphone Corporation, a Delaware corporation ("Company").

         WHEREAS, the Boards of Directors of Buyer and Company deem it advisable and in the best interests of each corporation and its respective stockholders that Buyer and Company combine in order to advance the long-term business interests of Buyer and Company;

         WHEREAS, the combination of Buyer and Company shall be effected by the terms of this Agreement through a merger of Company into Sub, as a result of which the stockholders of Company will become (directly or indirectly) stockholders of Buyer (the "Merger");

         WHEREAS, Stonington Capital Appreciation 1994 Fund, L.P. ("Stonington"), the holder of 12,653,000 shares or ____% of the common stock of Company, has agreed with Buyer to vote such shares in favor of the Merger and not to exercise its appraisal rights pursuant to Section 262 of the Delaware General Corporation Law with respect to the Merger and to transfer the shares of Buyer common stock that Stonington will receive pursuant to the Merger to a newly formed limited liability company (the "LLC");

         WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

         WHEREAS, simultaneously with the execution of this Agreement, Stonington Financing IV LLC, a Delaware limited liability company and a wholly owned subsidiary of Stonington, Buyer and Company have entered in a Note Termination Agreement in the form of Exhibit I hereto.

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties agree as follows:

ARTICLE I.        THE MERGER

         Section 1.1 Effective Time of the Merger.

         Subject to the provisions of this Agreement, a certificate of merger in such form as is required by the relevant provisions of the Delaware General Corporation Law ("DGCL") (the "Certificate of Merger") shall be duly executed and acknowledged by the

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Surviving Corporation (as defined in Section 1.3) and thereafter delivered to the Secretary of State of the State of Delaware for filing, as soon as practicable on the Closing Date (as defined in Section 1.2). The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware (the "Effective Time") or at such later time as is established by Buyer and Company and set forth in the Certificate of Merger.

         Section 1.2 Closing.

         The closing of the Merger (the "Closing") will take place at 10:00 a.m., E.S.T., on a date to be specified by Buyer and Company (the "Closing Date"), which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article VII (other than delivery of items to be delivered at Closing), at the offices of Brown, Rudnick, Freed & Gesmer, P.C., One Financial Center, Boston, Massachusetts, unless another date, place or time is agreed to in writing by Buyer and Company.

         Section 1.3 Effects of the Merger.

         At the Effective Time (i) the separate existence of Company shall cease and Company shall be merged with and into Sub (Sub following the Merger is sometimes referred to below as the "Surviving Corporation"), and (ii) the Certificate of Incorporation of Sub in effect immediately prior to the Closing shall be the Certificate of Incorporation of the Surviving Corporation, and
(iii) the Bylaws of Sub in effect immediately prior to the Closing shall be the Bylaws of the Surviving Corporation. The Merger shall have the effects set forth in Section 251 of the DGCL.

         Section 1.4 Directors and Officers.

         The director of the Surviving Corporation as of the Effective Time (which shall be subject to change at Buyer's discretion) shall be the individual identified on Schedule 1.4 hereto, to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation. The individuals identified on Schedule 1.4 hereto shall be the officers of the Surviving Corporation as of the Effective Time, each to hold office until his successor is duly elected or appointed.

         Section 1.5 Actions Prior to Closing.

         The following actions shall be effective as of the Closing Date:

            (a) The holders of shares of the 12% Convertible Pay-In-Kind Preferred Stock, $.01 par value per share (the "12% Preferred Stock"), shall have converted such shares into shares of common stock, $.01 par value per share, of Company (the "Company Common Stock") and all rights of such holders with respect thereto shall cease upon such conversion; and

            (b) The holder of shares of the 14% Pay-In-Kind Perpetual Preferred Stock $.01 par value per share (the "14% Preferred Stock"), shall have put such shares to

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Company in accordance with the terms of the 14% Preferred Stock and Buyer shall pay to such holders of 14% Preferred Stock, at the Closing, the put price therefor (the "Preferred Stock Put Price"), and upon payment thereof, all rights of such holders with respect thereto shall cease; and

            (c) The holders of shares of all warrants to purchase shares of Company Common Stock (each of whom is identified on Schedule 1.5(c) attached hereto) shall have exercised such warrants and shall have paid to Company any warrant exercise price related thereto (the "Warrants"); and

            (d) The holders of all options to purchase shares of Company Common Stock (each of whom is identified on Section 3.2(a) of the Company Disclosure Schedule) (the "Options") shall have entered into either (i) option termination agreements in the form of Exhibit A-1; or (ii) for those persons identified on
Schedule 1.5(d) hereto, (x) an option termination agreement in the form of Exhibit A-2 (together with the form of agreement at Exhibit A-1, the "Option Termination Agreements") or (y) a retention agreement between such holder and Buyer (the "Retention Agreements") and a Letter Agreement between such holder and Company (the "Letter Agreements") each entered into as of the date hereof. The holders of the Options as of the Closing shall receive from the Company, with funds provided by Buyer, in the aggregate, $27,000,000 in connection with the execution of the Option Termination Agreements, the Retention Agreements and the Letter Agreements, to be allocated on a pro rata basis in accordance with the number of shares of Company Common Stock to be issued upon exercise of each such holder's Options. Payment shall be made (i) in full at Closing to those holders of Options that execute an Option Termination Agreement in the form of Exhibit A-1, or (ii) for those persons identified on Schedule 1.5(d), 75% at closing and the remaining 25% in accordance with such holder's Option Termination Agreement, Retention Agreement or Letter Agreement.

         As a result of the foregoing actions, at the time of Closing the issued and outstanding capital stock of Company shall consist solely of shares of Company Common Stock.

         Section 1.6 Alternative Merger Structure.

         While it is currently contemplated that the Merger shall be effected through the merger of Company with and into Sub, Buyer shall have the option, in its sole discretion, to cause the Merger to be effected through an alternative transaction structure with Buyer or another Subsidiary of Buyer whereby Buyer, such alternative Subsidiary or the Company may be the acquiror or the Surviving Corporation (the "Alternative Transaction"), in which case the appropriate technical provisions of this Agreement, the Company Ancillary Agreements (as defined below) and the Buyer Ancillary Agreements (as defined below) shall be deemed to be amended as necessary in order to effect the Alternative Transaction. If Buyer desires to effect the Alternative Transaction, it shall deliver a notice to Company of its election to do so. Notwithstanding the foregoing, in the event that such alternative structure would adversely affect the Merger consideration,

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or the tax free nature thereof, to be paid hereunder, the consent of the Company will be required to effect the Merger other than as described in Section 1.3.

ARTICLE II       .CONVERSION OF SECURITIES

         Section 2.1 Conversion of Capital Stock.

         As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of capital stock of Company or capital stock of Sub:

            (a) Capital Stock of Sub. Each issued and outstanding share of the capital stock of Sub shall be converted into and become one fully paid and nonassessable share of Common Stock of the Surviving Corporation.

            (b) Cancellation of Treasury Stock. All shares of Company Common Stock that are owned by Company as treasury stock or by any wholly owned Subsidiary (as defined in Section 3.1) of Company shall be canceled and retired and shall cease to exist and no stock of Buyer or other consideration shall be delivered in exchange therefor.

            (c) Merger Shares. Subject to Section 2.2, each issued and outstanding share of Company Common Stock (other than shares to be canceled in accordance with Section 2.1(b)), shall be converted into the right to receive
0.310352941 shares of the Common Stock, BEF 21.54 fractional value per share, of Buyer for an aggregate of 4,743,434 shares (subject to reduction to account for fractional shares and further adjustment in accordance with Section 2.3) ("Buyer Common Stock") (collectively, the "Merger Shares"). All such shares of Company Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Merger Shares of Buyer Common Stock and any cash in lieu of fractional shares of Buyer Common Stock to be issued or paid in consideration therefor upon the surrender of such certificate in accordance with Section 2.2, without interest.

            (d) Adjustments to Merger Shares. The number of Merger Shares to be issued in the Merger shall be equitably adjusted (i) as set out in Section 2.3 and (ii) to reflect fully the effect of any stock split, reverse split, reclassification, stock dividend (including any dividend or distribution of securities convertible into Buyer Common Stock), reorganization, recapitalization or other like change with respect to Buyer Common Stock occurring after the date hereof and prior to the Effective Time.

            (e) Dissenting Shares. Notwithstanding any provision of this Agreement to the contrary, shares of Company Common Stock that are outstanding immediately prior to the Effective Time and which are held by Stockholders (as defined in Section 2.2(a)) who shall not have voted in favor of the Merger or consented thereto in writing and who shall have demanded properly in writing appraisal for such shares in

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accordance with Section 262 of the DGCL (collectively, the "Dissenting Shares")
shall not be converted into or represent the right to receive Merger Shares. Such Stockholders shall be entitled to receive payment of the appraised value of such shares held by them in accordance with the provisions of such Section 262, except that all Dissenting Shares held by Stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such shares under such section 262 shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive Merger Shares, without any interest thereon, upon surrender, in the manner provided in Section 2.2(b), of the certificate or certificates that formerly evidenced such shares. Company shall give Buyer (i) prompt notice of any demands for appraisal received by Company, withdrawals of such demands, and any other instruments served pursuant to the DGCL and received by Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. Company shall not, except with the prior written consent of Buyer, make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.


         Section 2.2 Exchange of Certificates.

         The procedures for exchanging outstanding shares of Company Common Stock for Buyer Common Stock pursuant to the Merger are as follows:

            (a) Exchange Fund. As of the Effective Time, Buyer shall cause to be delivered to all holders of Company Common Stock ("Stockholders"), who have not exercised their dissenter's right under Section 262 of the DGCL, for exchange in accordance with this Section 2.2 (i) certificates representing the shares of Buyer Common Stock issuable pursuant to Section 2.1. (subject to the terms of Section 2.5) in exchange for outstanding shares of Company Common Stock, and
(ii) cash in an amount sufficient to make payments required pursuant to Section 2.2(d) (such cash and shares of Buyer Common Stock together with any dividends or other distributions thereon as described in Section 2.2(h) being hereinafter referred to as the "Exchange Fund").

            (b) Exchange Procedures. Each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Certificates") whose shares were converted pursuant to Section 2.1 into the right to receive shares of Buyer Common Stock shall deliver to Buyer or its designated agent at the Closing, a letter of transmittal in the form of Exhibit B attached hereto (the "Letters of Transmittal"), together with such Stockholder's Certificates and such other documents as may be required pursuant to the Letter of Transmittal. Upon surrender of a Certificate for cancellation to Buyer or to such agent as may be appointed by Buyer, together with such Letter of Transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor, and Buyer shall cause the transfer agent of its capital stock (the "Transfer Agent") to issue in the name of such holder certificates representing that number of whole shares of duly authorized, validly issued, fully paid and nonassessable shares of Buyer Common Stock

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which such holder has the right to receive pursuant to the provisions of this
Article II and, subject to the terms of Section 2.5, to promptly deliver such Certificates to such holders, together with cash in lieu of fractional shares pursuant to Section 2.2(d) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.2(h), and the Certificate so surrendered shall immediately be canceled. In the event a certificate for shares of Buyer Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered in the transfer records of Company, a certificate representing the proper number of shares of Buyer Common Stock plus cash in lieu of fractional shares pursuant to Section 2.2(d) shall be issued to a transferee if the Letter of Transmittal so provides, and the Certificate representing such Company Common Stock is presented to Buyer or its designated agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of Buyer Common Stock plus cash in lieu of fractional shares pursuant to
Section 2.2(d) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.2(h).

            (c) No Further Ownership Rights in Company Common Stock. All shares of Buyer Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms hereof (including any cash distributions paid pursuant to subsections (d) or (h) of this Section 2.2) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock, and from and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section 2.2.

            (d) No Fractional Shares. No certificate or scrip representing fractional shares of Buyer Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any other rights of a stockholder of Buyer. Notwithstanding any other provision of this Agreement, each holder of shares of Company Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Buyer Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Buyer Common Stock multiplied by $99.

            (e) No Liability. Promptly following the date which is twelve (12) months after the Closing Date, Buyer shall instruct the Transfer Agent to return all shares of Buyer Common Stock included in the Exchange Fund then in its possession and not theretofore claimed by a holder of Company Common Stock to the Belgium Caisse des depots et Consignations or any similar institution. Thereafter, each holder of a Certificate

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may surrender such Certificate to Buyer and, subject to applicable abandoned property, escheat and similar laws, receive in exchange therefore the Buyer Common Stock, to be provided by the Belgium Caisse des depots et Consignations or such other institution that holds such shares of Buyer Common Stock, without interest with any cash in lieu of fractional shares of Buyer Common Stock to which they are entitled pursuant to Section 2.2(d), and any dividends or other distributions with respect to the Buyer Common Stock to which they are entitled pursuant to Section 2.2(h), to be provided by Buyer.

            (f) Withholding Rights. Each of Buyer and the Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or Buyer, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation or Buyer, as the case may be.

            (g) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, Buyer will cause the Transfer Agent to issue in exchange for such lost, stolen or destroyed Certificate the shares of Buyer Common Stock and any cash in lieu of fractional shares of Buyer Common Stock deliverable in respect thereof pursuant to this Agreement.

            (h) Distributions with Respect to Unexchanged Buyer Common Stock. No dividends or other distributions declared or made after the Effective Time with respect to the Buyer Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the Buyer Common Stock represented thereby, and no cash payment in lieu of any fractional shares of Buyer Common Stock shall be paid to any such holder pursuant to Section 2.2(d), until the holder of such Certificate shall surrender such Certificate as provided in Section 2.2(b). Subject to the effect of escheat, tax or other applicable laws and Section 2.2(e), following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of Buyer Common Stock issued in exchange therefor, without interest, (i) within five (5) business days after such surrender, the amount of any cash payable with respect to a fractional share of Buyer Common Stock to which such holder is entitled pursuant to Section 2.2(d) and the amount of dividends or other distributions with a record date after the Effective Time and theretofore payable with respect to such whole shares of Buyer Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but

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prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of Buyer Common Stock.

         Section 2.3 Optional Adjustment to Merger Shares for Indebtedness.

            (a) At least five (5) business days prior to the scheduled Closing Date, Company will deliver to Buyer a statement (the "Indebtedness Statement") of the amount of the Indebtedness of Company and its Subsidiaries, as of the Closing Date. For the purpose of this Agreement, "Indebtedness" shall mean all interest bearing indebtedness of Company and its Subsidiaries (excluding capital leases, and net of all cash in the bank accounts of the Company) including, without limitation (i) the aggregate Preferred Stock Put Price in respect of all outstanding 14% Preferred Stock, (ii) amounts outstanding pursuant to obligations under the Tranche B Term Loan and Tranche C Term Loan (together, the "Term Loans") under Company's credit facility with Bankers Trust Company and NationsBanks N.A. (the "Credit Agreement"), (iii) amounts outstanding, exclusive of the letter of credit obligations set forth on Section 2.3 of the Company Disclosure Schedule and any subsequently issued letters of credit in replacement or substitution thereof or issued for similar purposes, pursuant to obligations under the Credit Agreement with respect to Company's revolving credit facility,
(iv) amounts outstanding under the Company's $10,000,000 Convertible Promissory Note due June 26, 2000 to Bankers Trust Company (the "BT Note"), (v) obligations of Company evidenced by the $200,000,000 senior subordinated notes due August 1, 2005 (the "Notes"), and (vi) the breakage costs, if any, associated with those certain interest rate hedge/cap transactions, each in the amount of $33,000,000 between the Company, on the one hand, and The Bank of Tokyo-Mitsubishi, Ltd. dated Feb. 17, 1999 and Nationsbank, N.A. dated Feb. 16, 1999, respectively, on the other hand, inclusive of accrued interest, if any, on any of the foregoing. Company will cooperate fully with Buyer and will afford full access to the books, records and work papers of Company from the date of this Agreement to the Closing Date to enable Buyer to review the preparation of the Indebtedness Statement. The Indebtedness Statement shall be based on pay-off letters received from the holders of the Indebtedness to the extent available.

            (b) At the Closing, in the event that the amount of Indebtedness reflected on the Indebtedness Statement exceeds $395,000,000 (the "Indebtedness Threshold"), then, at Buyer's option, in its sole discretion, the number of Merger Shares to be issued in the Merger shall be reduced by the number of shares of Buyer Common Stock determined by dividing (A) the amount by which the Indebtedness exceeds the Indebtedness Threshold (the "Differential"), by (B) $99 (subject to adjustment for fractional shares);

            (c) Disputes

            (i) Within ninety (90) days of the Closing Date, Buyer may notify Stonington on behalf of the Stockholders (the "Stockholder Representative") of any dispute of any amounts reflected or required to be reflected on the Indebtedness Statement but only on the basis that such amounts were not arrived at in conformity with

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the definition of Indebtedness; provided, however, such notification (the
"Revised Indebtedness Statement") shall be in writing, specifying the amount of each disputed item and setting forth, in reasonable detail, the basis for such dispute. Within ten business days of receipt of the Revised Indebtedness Statement, the Stockholder Representative shall notify Buyer in writing of any dispute of the items in the Revised Indebtedness Statement, setting out the amounts thereof in reasonable detail and the basis for such dispute. In connection therewith, following receipt of the Revised Indebtedness Statement, the Stockholder Representative shall be afforded full access to the books, records and work papers of Company and Surviving Corporation to enable the Stockholders Representative to review the preparation of the Revised Indebtedness Statement. In the event of such a dispute, Buyer and Stockholder Representative shall attempt to reconcile their differences. If Buyer and Stockholder Representative are unable to resolve any dispute of the Revised Indebtedness Statement within five (5) business days of Stockholder Representative's written notification to Buyer of any such disputed amounts, Stockholder Representative and Buyer shall submit the items remaining in dispute for resolution to an independent accounting firm of international reputation mutually acceptable to Buyer and Stockholder Representative (such accounting firm being referred to herein as the "Independent Accounting Firm"). Such Independent Accounting Firm shall, within ten (10) business days after such submission, determine and report to Buyer and Stockholder Representative upon such remaining disputed items, which report shall be final, binding and conclusive on Buyer and Stockholder Representative as to the Indebtedness of Company at the Closing. The fees and disbursements of the Independent Accounting Firm shall be allocated equally between Buyer and Company.

            (ii) In acting under this Section 2.3, the Independent Accounting Firm shall be entitled to the privileges and immunities of arbitrators.

            (d) In the event that upon final determination of the Indebtedness pursuant to Section 2.3 (c) the amount of the actual Differential is determined to exceed the amount of the Differential calculated to exist at the time of the Closing (such excess being the "Excess Differential"), Buyer shall have the right to recover the Excess Differential and interest thereon as and from the Closing Date, from the Escrow Fund in accordance with the procedure provided in the Indemnity Escrow and Agreement (as defined in Section 2.5), except that the full amount of the Excess Differential shall be recoverable without reduction on account of the Stockholders' Deductible (as defined in the Indemnity and Escrow Agreement).

         Section 2.4 Stonington's Merger Shares.

         Immediately following the Effective Time, in accordance with a stock power to be executed by Stonington in connection with the execution of its Letter of Transmittal, Stonington shall transfer to the LCC the Merger Shares received by it pursuant to the Merger, such Merger Shares, subject to the terms of Section 2.5, to be held by the LLC pursuant to the Limited Liability Company Agreement in the form of Exhibit D ("LLC Agreement").

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

         Section 2.5 Escrow Shares.

         Each Stockholder shall in its Letter of Transmittal direct Buyer or Transfer Agent to deliver to the Escrow Agent (as defined in the Indemnity and Escrow Agreement) certificates representing that number of shares of Buyer Common Stock set forth on Schedule 2.5 (collectively, the "Escrow Shares"), and each Stockholder (or in the case of Stonington, the LLC) shall deliver to Buyer, for delivery to the Escrow Agent, completed stock powers in favor of the Escrow Agent in respect of such Stockholder's Escrow Shares. Pursuant to the terms of the Indemnity and Escrow Agreement in the form of Exhibit C attached hereto (the "Indemnity and Escrow Agreement"), such certificates and stock powers shall be held by the Escrow Agent as security for the indemnification obligations of Stockholders, or in the case of Stonington, the LLC, contained in Article I of the Indemnity and Escrow Agreement (the "Escrow Fund").


ARTICLE III       REPRESENTATIONS AND WARRANTIES OF COMPANY

         Company represents and warrants to Buyer and Sub that the statements contained in this Article III are true and correct, except as set forth herein or in the disclosure schedule delivered by Company to Buyer on or before the date of this Agreement (the "Company Disclosure Schedule"). The Company Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article III and the disclosure in any paragraph shall qualify other paragraphs in this Article III only to the extent that it is readily apparent from a reading of such disclosure that it also qualifies or applies to such other paragraphs.

         Section 3.1 Organization of Company.

         Each of Company and its Subsidiaries (as defined below) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted, and is duly qualified to do business and, to the extent such concept applies, is in good standing as a foreign corporation in each jurisdiction (which jurisdictions are listed in Section 3.1 of the Company Disclosure Schedule) in which the failure to be so qualified would be reasonably likely to have a material adverse effect on the business, properties, financial condition, or results of operations of Company and its Subsidiaries, taken as a whole, or to have a material adverse effect on the ability of Company to consummate the transactions contemplated by this Agreement (a "Company Material Adverse Effect"), provided that "Company Material Adverse Effect" shall not include any change in or effect on the business, properties, financial condition or results of operations of Company, to the extent that any of the foregoing are reasonably demonstrated to be attributable to the announcement or pendency of the Merger. Except as set forth in the Company SEC Reports (as defined in Section 3.4) filed prior to the date hereof, neither Company nor any of its Subsidiaries directly or indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any corporation, partnership, joint venture or

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                                      -10-
other business association or entity, excluding securities in any publicly traded company held for investment by Company or any of its Subsidiaries and comprising less than five percent (5%) of the outstanding stock of such company. As used in this Agreement, the word "Subsidiary" means, with respect to a party, any corporation or other organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interest in such partnership) or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

         Section 3.2 Company Capital Structure.

            (a) The authorized capital stock of Company consists of 30,000,000 shares of Company Common Stock and 25,000,000 shares of preferred stock, $.01 par value per share ("Company Preferred Stock"), of which 7,500,000 shares are designated 14% Preferred Stock and 10,000,000 shares are designated 12% Preferred Stock. As of the date of this Agreement, (i) 12,934,000 shares of Company Common Stock are issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable, (ii) 91,100 shares of Company Common Stock are held in the treasury of Company or by Subsidiaries of Company, (iii) 2,742,353.74 shares of 14% Preferred Stock are issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable, and (iv) 2,000,000 shares of 12% Preferred Stock are issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable, all of which are, on the date hereof, and will be on the Closing Date after consummation of the transactions contemplated by Section 1.5, owned beneficially and of record by the persons and in the amounts as set forth in
Section 3.2 of the Company Disclosure Schedule. The Options constitute all options to purchase stock of Company which are outstanding as of the date of this Agreement and which will be outstanding immediately before or on the Closing Date under the plans under which such options were granted (collectively, the "Company Stock Plans") and set forth on Section 3.2 of the Company Disclosure Schedule is a complete and accurate list of all holders of Options, indicating the number of shares of Company Common Stock subject to each Option and the exercise price therefor. Section 3.2 of the Company Disclosure Schedule also shows the number of shares of Company Common Stock reserved for future issuance pursuant to the Warrants (which Warrants constitute all of the warrants to purchase shares of Company's capital stock) and which will be outstanding on the Closing Date and other outstanding rights to purchase shares of Company Common Stock outstanding as of the date of this Agreement and which will be outstanding immediately before or on the Closing Date and a description of the agreement or other document under which such Warrants or other rights were granted and sets forth a complete and accurate list of all holders of Warrants or other rights indicating the number and type of shares of Company Common Stock or Company Preferred Stock subject to Warrants or

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                                      -11-
other rights and the exercise price. All shares of Company Common Stock or Company Preferred Stock subject to issuance as specified above are duly authorized and reserved and the shares of Company Common Stock, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be validly issued, fully paid and nonassessable. Except as set forth in the Certificate of Incorporation of Company, there are no obligations, contingent or otherwise, of Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Company Common Stock or any other capital stock of Company or any of its Subsidiaries or to provide funds to or make any material investment (in the form of a loan, capital contribution or otherwise) in any Subsidiary of Company or any other entity other than guarantees of bank obligations of Subsidiaries of Company entered into in the ordinary course of business. All of the outstanding shares of capital stock of each of Company's Subsidiaries are duly authorized, validly issued, fully paid and nonassessable and all such shares are owned by Company or another Subsidiary of Company free and clear of all security interests, liens, claims, pledges, agreements, limitations in Company's voting rights, charges or other encumbrances of any nature.

            (b) Except for the Company Stock Plans, the Warrants and shares of capital stock of Company issuable pursuant to any of the foregoing, the BT Note or the 12% Preferred Stock, (i) there are no equity securities of Company or any of its Subsidiaries, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding and (ii) there are no other options, warrants, equity securities, calls, rights, commitments or agreements of any character to which Company or any of its Subsidiaries is a party or by which it or any of its Subsidiaries is bound obligating Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Company or any of its Subsidiaries or obligating Company or any of its Subsidiaries to grant, extend, accelerate the vesting of, otherwise modify or amend or enter into any such option, warrant, equity security, call, right, commitment or agreement. There are no voting trusts, proxies or other voting agreements or understandings with respect to the shares of capital stock of Company or any of its Subsidiaries.

         Section 3.3 Authority; No Conflict; Required Filings and Consents.

            (a) Company has all requisite corporate power and authority to enter into this Agreement and each of the agreements and documents contemplated hereby to which Company is a party (the "Company Ancillary Agreements") and to consummate the transactions contemplated by this Agreement and the Company Ancillary Agreements. The execution and delivery of this Agreement and the Company Ancillary Agreements and the consummation of the transactions contemplated by this Agreement and the Company Ancillary Agreements by Company have been duly authorized by all necessary corporate action on the part of Company other than with respect to the Merger: the approval and adoption of this Agreement and the Merger by the affirmative vote of a majority of the voting power of the then outstanding shares of Company Common Stock, and the filing of the Certificate of Merger with the Secretary of State of Delaware as required by the DGCL. This Agreement has been and each of the Company Ancillary

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                                      -12-

Agreements has been or will be duly executed and delivered by Company and (assuming the due execution and delivery of such agreements by the other parties thereto) constitutes or, with respect to the Company Ancillary Agreements, constitutes or will constitute, the valid and binding obligations of Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (the "Bankruptcy and Equity Exception"). The Board of Directors of Company has not taken any action to accelerate any options granted under the Company Stock Plans or Warrants and has approved the treatment of the Options and Warrants set forth in Section 1.5 of this Agreement. Company has delivered or concurrently with the execution of this Agreement is delivering any required notice under the Warrants to the holders thereof.

            (b) The execution and delivery of this Agreement and each of the Company Ancillary Agreements by Company does not, and the consummation of the transactions contemplated by this Agreement and the Company Ancillary Agreements will not, (i) conflict with, or result in any violation or breach of, any provision of the Certificate of Incorporation or Bylaws of Company or the charter, by-laws, or other organizational document of any Subsidiary of Company,
(ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, or require a consent or waiver under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or (iii) except as provided in clauses (i), (ii), (iii) and (iv) in paragraph (c) below, conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Company or any of its Subsidiaries or any of its or their properties or assets, except in the case of (ii) and (iii) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect.

            (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any domestic or foreign, federal, state, county or municipal government, or any department, agency, bureau, commission or other similar type body obtaining authority therefrom, or created pursuant to any law, (including without limitation, Environmental Laws, as defined in Section 3.12) or any court or arbitration body ("Governmental Entity"), is required by or with respect to Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby and thereby, except for (i) the filing of the pre-merger notification report under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, ("HSR Act"), (ii) the filing of the Certificate of Merger with the Delaware Secretary of State, (iii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the laws of any foreign country and (iv) such other consents,

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authorizations, filings, approvals and registrations which, if not obtained or made, would not be reasonably likely to have a Company Material Adverse Effect.

         Section 3.4 SEC Filings; Financial Statements.

            (a) Company has filed and made available to Buyer all forms, reports and documents, and any amendments thereto, required to be filed by Company with the Securities and Exchange Commission ("SEC") since January 1, 1997. All such required forms, reports and documents (including those that Company may file after the date hereof until the Closing) are referred to herein as the "Company SEC Reports" The Company SEC Reports (i) were prepared in compliance in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports, and
(ii) except to the extent that information contained in the Company SEC Reports has been amended or superseded by a later filed Company SEC Report, did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Company SEC Reports or necessary in order to make the statements in such Company SEC Reports, in the light of the circumstances under which they were made, not misleading. None of Company's Subsidiaries is required to file any forms, reports or other documents with the SEC.

            (b) Company has also provided Buyer with unaudited consolidated financial statements as of, and for the year ended December 31, 1999 (the "1999 Financial Statements"). The unaudited balance sheet of Company as of December 31, 1999 is referred to herein as the "Company Balance Sheet." Each of the consolidated financial statements (including, in each case, any related notes or schedules) contained in the Company SEC Reports complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto. The Company SEC Reports and the 1999 Financial Statements were prepared in accordance with United States generally accepted accounting principles ("U.S. GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by the SEC on Form 10-Q under the Exchange Act) and fairly presented in all material respects the consolidated financial position of Company and its Subsidiaries as of the dates and the consolidated results of its operations and cash flows for the periods indicated, consistent in all material respects with the books and records of Company and its Subsidiaries, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments and for the absence of complete footnotes which were not or are not expected to be material in amount.

         Section 3.5 No Undisclosed Liabilities.

         Except as disclosed in the 1999 Financial Statements or the Company SEC Reports filed prior to the date hereof, and except for normal or recurring liabilities incurred since December 31, 1999 in the ordinary course of business consistent with past

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practices, Company and its Subsidiaries do not have any liabilities, either accrued, contingent or otherwise (required to be reflected in financial statements in accordance with U.S. GAAP or in the notes thereto), which individually or in the aggregate are reasonably likely to have a Company Material Adverse Effect.

         Section 3.6 Absence of Certain Changes or Events.

         Except as disclosed in the 1999 Financial Statements or Company SEC Reports filed prior to the date hereof, since September 30, 1999, Company and its Subsidiaries, have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (i) any change in the financial condition, results of operations, business, or properties of Company and its Subsidiaries, taken as a whole, that has had, or is reasonably likely to have, a Company Material Adverse Effect;
(ii) any damage, destruction or loss (whether or not covered by insurance) with respect to Company or any of its Subsidiaries having a Company Material Adverse Effect; (iii) any revaluation by Company of any of its assets having a Company Material Adverse Effect; or (iv) any other action or event that would have required the consent of Buyer pursuant to Section 5.1 of this Agreement had such action or event occurred after the date of this Agreement.

         Section 3.7 Taxes.

            (a) Company and each of its Subsidiaries have filed all Tax Returns (as defined below) that they were required to file, and all such Tax Returns were correct and complete except for any failure to file, error or omission that, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect. Company and each of its Subsidiaries have paid or made adequate provisions in accordance with US GAAP for the payment of all Taxes (as defined below) that are shown to be due on any such Tax Returns. All Taxes that Company or any of its Subsidiaries is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity, except for any such Taxes with respect to which the failure to withhold, collect or pay, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect. For purposes of this Agreement, "Taxes" means all taxes, charges, fees, levies or other similar assessments or liabilities, including without limitation income, gross receipts, ad valorem, premium, value added, excise, real property, personal property, sales, use, services, transfer, withholding, employment, payroll and franchise taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof. For purposes of this Agreement, "Tax Returns" means all reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes.

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


            (b) Company has delivered to Buyer correct and complete copies of all federal income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by any of Company or any of its Subsidiaries since December 31, 1996. Except as set forth in Section 3.7(b) of the Company Disclosure Schedule, the federal income Tax Returns of Company and each of its Subsidiaries have never been audited by the Internal Revenue Service. Company has delivered or made available to Buyer correct and complete copies of all other material Tax Returns of Company and its Subsidiaries together with all related examination reports and statements of deficiency for all periods from and after December 31, 1996. No examination or audit of any Tax Return of Company or any of its Subsidiaries by any Governmental Entity is currently in progress or, to the knowledge of Company and Stockholders, threatened or contemplated. Neither Company nor any of its Subsidiaries has been informed by any jurisdiction that the jurisdiction believes that Company or any of its Subsidiaries was required to file any Tax Return that was not filed, except for any Tax Return with respect to which the failure to file, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect.

            (c) Neither Company nor and of its Subsidiaries has waived any statute of limitations with respect to Taxes or agreed to an extension of time with respect to a Tax assessment or deficiency, which waiver or extension of time remains currently in effect.

            (d) Neither Company nor any of its Subsidiaries is a "consenting corporation" within the meaning of Section 341(f) of the Code, and none of the assets of Company or its Subsidiaries are subject to an election under Section 341(f) of the Code.

            (e) Neither Company nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

            (f) Neither Company nor any of its Subsidiaries has made any payment, is obligated to make any payment, or is a party to any agreement that obligates it to make any payment that will be an "excess parachute payment" under Section 280G of the Code.

            (g) Neither Company nor any of its Subsidiaries has any actual or potential liability for any Taxes of any person (other than Company and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of federal, state, local, or foreign law), or as a transferee or successor, by contract, or otherwise.

            (h) Neither Company nor any of its Subsidiaries has undergone a change in its method of accounting resulting in an adjustment to its taxable income pursuant to Section 481(a) of the Code.

            (i) Neither Company nor any of its Subsidiaries is or has ever been a member of a group of corporations with which it has filed (or been required to file)

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                                      -16-
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consolidated, combined or unitary Tax Returns, other than a group of which only Company and its Subsidiaries are or were members.

         Section 3.8   Title to Properties.

            (a) Section 3.8 of the Company Disclosure Schedule sets forth a list of all real property leased by Company or its Subsidiaries as of the date set forth therein and the location of such premises. Company has made available to Buyer true and complete copies of all real property leases ("Leases"). Neither Company nor Subsidiary is in default, nor, to the knowledge of Company, is any other party in default under any of the Leases, except where the existence of such defaults, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect.

            (b) Except as specifically disclosed in Section 3.8 of the Company Disclosure Schedule, Company or its Subsidiaries (as indicated in Section 3.8 of the Company Disclosure Schedule) has good and marketable title in fee simple to all of its real property. (c) None of the real or personal property owned or used by Company or any Subsidiary is subject to any mortgage, pledge, deed of trust, lien (other than for taxes not yet due and payable), conditional sale agreement, security title, encumbrance, or other adverse claim or interest of any kind.

         Section 3.9   Intellectual Property.

            (a) Company and the Subsidiaries own, or are licensed or otherwise possess legally enforceable rights to use, all patents, trademarks, trade names, domain names, service marks, copyrights and any applications therefor, trade secrets, maskworks, know how, computer software programs or applications (in both source code and object code form), and proprietary information that are used by Company or any Subsidiary in and material to the business of Company or any Subsidiary as currently conducted (the "Company Intellectual Property Rights"). Except as would not have a Company Material Adverse Effect, where appropriate, Company and the Subsidiaries have received executed assignments for Company Intellectual Property Rights and have recorded such assignments with the appropriate domestic or foreign filing offices. Except as would not have a Company Material Adverse Effect, with respect to any licenses, sublicenses and other agreements to which Company or any Subsidiary is a party, and pursuant to which Company or any Subsidiary is authorized to use (i) any third party patents, trademarks, trade secrets, mask works, or copyrights, including software which are incorporated in, are, or are used to form a part of, any Company product (the "Company Third Party Intellectual Property Rights"), or
(ii) any trade secret of a third party, such license, sublicense or other agreement is valid and enforceable, is binding on all parties to such agreement, and is in full force and effect.

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            (b) Except as would not have a Company Material Adverse Effect, neither Company nor any Subsidiary is, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in breach or violation of any license or sublicense of intellectual property to which Company or a Subsidiary is a party. Except as set forth in
Schedule 3.9 of the Company Disclosure Schedule (which claims, if determined adversely, are not reasonably likely to have a Company Material Adverse Effect), no claims are being asserted or, to the knowledge of Company and the Subsidiaries, no claims are threatened by any person, or, to the knowledge of the Company, there are no grounds for any bona fide claims: (i) alleging that the use of Company Intellectual Property Rights or Company Third Party Intellectual Property Rights by Company or any Subsidiary infringes the intellectual property of any third party (ii) alleging that the manufacture, sale, licensing or use of any product as now used, sold offered for sale, or licensed by Company or any Subsidiary infringes on any copyright, patent, trademark, service mark or trade secret; (iii) challenging the ownership, validity or enforceability of any of the Company Intellectual Property Rights; or (iv) challenging Company's or any Subsidiary's license or legally enforceable right to use, or the validity or enforceability of any Company Third Party Intellectual Property Rights.

            (c) All registrations owned by Company and included in the Company Intellectual Property Rights are, to the knowledge of Company and the Subsidiaries, valid and subsisting. Except as set forth in Schedule 3.9 of the Company Disclosure Schedule, to the knowledge of Company and the Subsidiaries, there has been and is no unauthorized use, disclosure, infringement or misappropriation of any of the Company Intellectual Property Rights material to Company or any Subsidiary. Except as set forth in Schedule 3.9 of the Company Disclosure Schedule (which claims, if determined adversely, are not reasonably likely to have a Company Material Adverse Effect) neither Company nor any Subsidiary (i) is being sued as a defendant in any claim, suit, action or proceeding for infringement of any patents, trademarks, service marks, copyrights, misappropriation of any trade secret, or infringement of any proprietary right of any third party; or (ii) is being threatened or charged in writing with infringement of any patents, trademarks, service marks, copyrights or misappropriation of trade secrets of any third party.

            (d) No Company Intellectual Property Right is subject to any outstanding order, judgment, decree, or stipulation restricting in any manner the licensing thereof by Company. To the knowledge of Company and Subsidiaries, no Company Third Party Intellectual Property Right is subject to any outstanding order, judgment, decree, or stipulation restricting in any manner the use thereof by Company or any Subsidiary. Except for contracts licensing Company's or any Subsidiary's products executed in the ordinary course of business and in accordance with Company's past practices, and except as would not have a Company Material Adverse Effect, neither Company nor any Subsidiary has entered into any agreement to indemnify any other person against any charge of infringement of any Company Third Party Intellectual Property Right.

            (e) Company and the Subsidiaries have taken reasonable measures in accordance with normal industry practice to protect and preserve (i) the validity and

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                                      -18-
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enforceability of trademarks included in the Company Intellectual Property
Rights, and (ii) the confidentiality and enforceability of its trade secrets and other confidential information. Except as would not have a Company Material Adverse Effect, Company and the Subsidiaries have taken reasonable measures in accordance with normal industry practice (i) to protect its trade secrets and other confidential information from disclosure to an unauthorized third party by any employee, consultant or contractor; and (ii) to vest in Company or the Subsidiaries exclusive ownership of intellectual property invented or developed by any employee, consultant or contractor. To the knowledge of Company and the Subsidiaries, no trade secret or confidential information material to the business of Company or any Subsidiary as currently conducted has been misappropriated. To the knowledge of Company and the Subsidiaries, no employee, contractor, agent or consultant of Company or any Subsidiary has misappropriated any trade secrets or other confidential information of any other person in the course of their work for Company and any Subsidiaries. Except as would not have a Company Material Adverse Effect, neither Company nor any Subsidiary has any written agreements with employees, contractors or consultants granting any such employee, contractor or consultant nonexclusive ownership rights to the portions of Company's Intellectual Property Rights so created by such individual.

            (f) To the knowledge of Company and the Subsidiaries, no employee, contractor, agent or consultant of Company or any Subsidiary is in default or breach of any term of any employment agreement, non-disclosure agreement, assignment of invention agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of Company Intellectual Property Rights. No director, officer or employee of Company or any Subsidiary owns, in whole or in part, any Company Intellectual Property Right.

        Section 3.10  Agreements, Contracts and Commitments.

            (a) As of the date hereof, there are no contracts or agreements that are material contracts (as defined in Item 601(b)(10) of Regulation S-K) with respect to Company and its Subsidiaries ("Company Material Contracts"), other than those Company Material Contracts identified on the exhibit indices of Company's most recent annual report on Form 10-K, the Company SEC Reports filed thereafter and prior to the date of this Agreement or set forth on Section 3.10 of the Disclosure Schedule. Each Company Material Contract has not expired by its terms and is in full force and effect against Company and, to the knowledge of Company, against the other party or parties thereto. Neither Company nor any of its Subsidiaries, nor to the knowledge of Company, any other party thereto, is in violation of or in default under (nor does there exist any condition which, upon the passage of time the giving of notice or both, would cause such a violation of or default under) any lease, permit, concession, franchise, license or other contract or agreement to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that, individually or in the aggregate, have not resulted in and are not reasonably likely to result in a Company Material Adverse Effect.

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


            (b) Section 3.10 of the Company Disclosure Schedule sets forth a complete list of each lease, permit, concession, franchise, license or other contract or agreement to which Company or any of its Subsidiaries is a party or bound (i) with any Affiliate of Company (other than any Subsidiary which is a direct or indirect wholly owned subsidiary of Company), other than any agreements which are or have been fully performed and under which neither Company nor any Subsidiary of Company has any continuing rights, liability or obligation, or (ii) that includes any non-competition or similar provision imposing any restrictions or undertakings on Company or any Subsidiary of Company, other than any agreements under which neither Company nor any Subsidiary of Company has any continuing rights, liability or obligation or is subject to any restriction or undertaking. Copies of all the agreements, contracts and arrangements set forth in Section 3.10 of the Company Disclosure Schedule have heretofore been made available to Buyer and such copies are accurate and complete.

         Section 3.11  Litigation.

         Except as described in the Company SEC Reports filed prior to the date hereof, there is no action, suit or proceeding, claim, arbitration or investigation thereto, against Company or any of its Subsidiaries pending or as to which Company or any of its Subsidiaries has received any written notice of assertion, which, if determined adversely, individually or in the aggregate, is reasonably likely to have a Company Material Adverse Effect.

         Section 3.12  Environmental Matters.

         Except as is not reasonably expected to have a Company Material Adverse
Effect:

            (a) Any and all oil, petroleum products, chemicals, waste oil, hazardous waste, hazardous substances, toxic substances or materials, PCBs, asbestos, pollutants or contaminants, or hazardous materials, in each case regulated by any Environmental Law as hereafter defined (hereafter, "Hazardous Materials") used or generated by Company or any Subsidiary since August 11, 1995 have been generated, used, stored, treated and disposed on and at any of the properties or facilities owned or leased by Company or any Subsidiary (for the purposes of this Section, a "Site") in material compliance with all applicable laws, court orders, and legally binding government authorizations related to the protection of public health or worker safety as related to Hazardous Material, the environment or the management of pollution or Hazardous Materials (collectively "Environmental Laws") and Company and each Subsidiary is in material compliance with all Environmental Laws. For purposes of this Agreement, "Environmental Laws" include all then applicable federal, state and local laws, statutes, ordinances, rules, regulations, orders, or legally binding requirements of any Governmental Entity pertaining to health or safety as related to Hazardous Material and protection of the environment, natural resources, conservation, wildlife, waste management, Hazardous Materials including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), the Resource Conservation and Recovery Act ("RCRA"), the Clean Air Act, the Solid Waste Disposal

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                                      -20-

Act, the Water Pollution Control Act, the Clean Water Act, the Toxic Substances Control Act, the Emergency Planning and Community Right-to-Know Act of 1986, the Hazardous Materials Transportation Act, any corresponding state and local statutes, ordinances and amendments or successor legislation to such acts, the common law and any similar laws, rules, or regulations promulgated thereunder.

            (b) Neither Company nor any Subsidiary has received or become subject to any written correspondence, claim, notice, complaint, court order, administrative order or request for information from any Governmental Entity or private party (i) alleging violation or potential violation of, or asserting any exceedence or noncompliance with any Environmental Law, (ii) asserting potential liability under Environmental Law , or (iii) requesting investigation or clean-up of any Site under any Environmental Law.

            (c) No Hazardous Materials used or generated by Company or any Subsidiary, are being, or are intended to be or, to the knowledge of Company, are threatened with being spilled, released, discharged, disposed, placed, leaked, or otherwise caused to become located in the air, soil or water in, under or upon a Site or any land adjacent thereto except in material compliance with Environmental Law. Company has made available to Buyer copies of all material correspondence, notices or other documents filed or received since August 11, 1995 pursuant to any Environmental Law.

            (d) Neither Company nor any Subsidiary has received any written notice that any sites, locations or facilities to which any Hazardous Materials have been shipped or sent to by any of them are subject to or threatened to become subject to any governmental investigation, response action or clean up order. Company has provided Buyer with copies of all manifests, bills of lading and other receipts or evidence documenting disposal or recycling of Hazardous Materials offsite since August 11, 1995.

            (e) Neither Company nor any Subsidiary has treated, stored for more than ninety (90) days, disposed of or recycled any hazardous wastes regulated pursuant to RCRA on any Site nor, to the knowledge of Company, has anyone else, treated, stored for more than ninety (90) days, disposed of or recycled any of the foregoing on any Site.

            (f) There are no underground tanks and other storage facilities for Hazardous Materials located at any Site and, to the knowledge of Company, no other underground tanks for Hazardous Materials are or have been located on any Site and copies of all notifications made to or received from any Governmental Entity since August 11, 1995 pursuant to Environmental Laws relating to underground storage tanks have been provided to Buyer. Any underground tanks or storage facilities that have been removed and had their contents disposed of have been removed and the contents disposed of in material compliance with all Environmental Laws.

            (g) Company and each of its Subsidiaries has: (i) all governmental permits, authorizations, or approvals required under all Environmental Laws to conduct the business operations of Company at any Site; (ii) Company and its Subsidiaries are in

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                                      -21-
compliance with all such permits, authorizations or approvals, and (iii) Company and its Subsidiaries have provided copies of all such permits, authorizations or approvals to Buyer.

            (h) There are no asbestos-containing materials or capacitors, transformers or other equipment or fixtures containing PCBs located at any Site

            (i) There are no liens, under Environmental Laws on any Site or any assets of Company or any Subsidiary and no, to the knowledge of Company, government actions have been taken or are in process which could subject any Site or any such assets to such liens, and Company is not required to place any notice or restriction relating to Hazardous Materials at any Site in any deed to such Site.

            (j) Company has made available to Buyer all environmental reports, audits, assessments or studies conducted since August 11, 1995, or provided to Stonington in connection with its acquisition of the shares of capital stock of the Company on or about that date, within the possession of Company, any Subsidiary or Stonington with respect to Company's or any Subsidiary's facilities or any Site or the environs of any Site and has provided to Buyer the results of sampling and analysis conducted since August 11, 1995, or in connection with Stonington's acquisition of the majority of shares of capital stock of the Company on or about that date, of any asbestos, air, soil, or water, including ground and surface water, undertaken with respect to its facilities or any Site.

            (k) Company and each Subsidiary is in compliance with all Federal and state worker safety laws and requirements, including, but not limited to requirements under the Occupational Safety and Health Act.

            (l) Nothing has come to the attention of the Company since August 11, 1995 or in connection with Stonington's acquisition of the shares of capital stock of the Company on or about that date to cause the Company to believe that any representation or warranty set forth in this Section 3.12 which is limited in time to such date or event, would not be true or correct in all material respects prior to said date or event.

          Section 3.13  ERISA and Employee Benefit Plans.


            (a) Section 3.13 of the Company Disclosure Schedule lists every material plan, arrangement or policy, written or oral, relating to current or former employees of Company or of any member of a controlled group or affiliated service group (as defined in Internal Revenue Code Section 414(b), (c), (m) and
(o)) which includes Company (an "Affiliate"), which is:

         (i) an employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); or

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AGREEMENT AND PLAN OF MERGER

         (ii) a multiemployer plan within the meaning of Section 3(37) or 4001(a)(3) of ERISA; or

         (iii) a compensation, stock purchase, stock option, stock bonus, stock appreciation, VEBA (as defined in Code Section 501(c)(9)), severance, health, welfare, life, disability or other benefit plan, fund, program, arrangement or practice which is not covered by clause (i) or (ii) above (including policies related to vacation pay, holiday time, moving expense reimbursement programs, sick leave and salary reduction agreements, charge-in-control agreements, and severance agreements); or

         (iv) any statutory or non-statutory benefits, benefit plans or arrangements offered to Company's non-US based workforce.

(Hereinafter, "ERISA Benefit Plan" refers to plans or arrangements under clauses
(i) and (ii) above and "Benefit Plan" refers to plans or arrangements under clauses (i)-(iv) above).

            (b) There are no agreements or commitments of Company or any Affiliate, whether or not legally binding, to create any additional Benefit Plan not listed on Section 3.13 of the Company Disclosure Schedule.

            (c) With respect to each written Benefit Plan, Company has furnished to Buyer complete and accurate copies of each Benefit Plan described in Section
3.13 of the Company Disclosure Schedule, including all amendments thereto. With respect to each ERISA Benefit Plan, Company has also furnished the three most recent Form 5500s and the most recent Internal Revenue Service determination letter (if any), plan actuarial report, summary plan description, summary annual report and employee manual, as well as summaries of material modifications, material employee communications, and all reports of the Benefit Plan required by ERISA and the regulations thereunder. For each health plan offered to current or former employees, Company will furnish to Buyer a listing showing participants, coverage type, COBRA participants, beneficiaries and claims experience for the year ended December 31, 1999. Company has also furnished Buyer copies of any insurance contracts or trust agreements through which any ERISA Benefit Plan is funded, any custodial or investment contracts relating to assets or benefits under the Benefit Plan, any contracts relating to record keeping or administration for the Benefit Plan, and notice of any material adverse change occurring with respect to any Benefit Plan since the date of the most recently completed and filed annual report.

            (d) Except as set forth on Section 3.13 of the Company Disclosure Schedule, with respect to each ERISA Benefit Plan which is a pension plan within the meaning of Section 3(2) of ERISA:

         (i) as of the end of the most recent plan year, the value of the ERISA Benefit Plan's assets equals or exceeds the total value of all vested and unvested employee benefits under such Plan, whether determined on an ongoing basis or termination basis;

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                                      -23-

         (ii) there is no "accumulated funding deficiency" and, to the knowledge of Company, no "prohibited transaction" has occurred (as such terms are defined in ERISA), and the funding method and actuarial assumptions are reasonable and acceptable under ERISA;

         (iii) Company has incurred no liability to the Pension Benefit Guaranty Corporation ("PBGC") with respect to the ERISA Benefit Plan (other than any liability for premiums in the ordinary course);

         (iv) to the knowledge of Company, any Plan meant to be a qualified plan meets all applicable requirements of Section 401(a) of the Internal Revenue Code;

         (v) Company has properly and timely made all governmental filings with respect to ERISA Benefit Plans except where any failure to make any such filing would not reasonably be expected to have a Company Material Adverse Effect;

         (vi) the Company Balance Sheet reflects all accrued but unpaid liabilities with respect to such ERISA Benefit Plans in accordance with U.S. GAAP;

         (vii) there has been no termination or partial termination of any ERISA Plan; there has been no filing with the PBGC of an intent to terminate any ERISA Benefit Plan, nor has the PBGC instituted any proceedings to terminate any ERISA Benefit Plan; and neither Company nor any Affiliate has received a notice of deficiency or liability or a demand for payment from the PBGC; and

         (viii) if such ERISA Benefit Plan is a multiemployer pension plan to which Company or any Affiliate has made contributions, there would be no withdrawal liability on or after the Closing Date under Title IV of ERISA if Company or any Affiliate ceased to make contributions to the Plan on the day of Closing, other than as set forth in Section 3.13 of the Disclosure Schedule;

            (e) Except as set forth in Section 3.13 of the Disclosure Schedule, with respect to each Benefit Plan:

         (i) each Benefit Plan complies currently and has complied in the past, as to form and operation, in all material respect with the provisions of all applicable Federal and state laws, such as ERISA and the Internal Revenue Code; and, to the knowledge of Company, no nonexempt "prohibited transaction" (as defined in Section 4975 of the Code or enumerated in Section 406(a) or (b) of ERISA) has occurred;

         (ii) all required government filings, reports, and notices have been properly and timely made, except where any failure to make any such filing would not reasonably be expected to have a Company Material Adverse Effect;

         (iii) to the knowledge of Company, no such Benefit Plan is currently under audit or investigation by any governmental agency or body and no correction procedures have been initiated or completed with the Internal Revenue Service for any ERISA

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                                      -24-

Benefit Plan meant to be qualified under Section 401 of the Code or with the Department of Labor for any ERISA Benefit Plan;

         (iv) there are no actions, suits or claims (other than routine claims for benefits) pending or, to the knowledge of Company, threatened against any of the Benefit Plans or against the assets of any Benefit Plan;

         (v) all material premiums due in connection with the Benefit Plan, including without limitation premiums due the PBGC and material premiums for life and health insurance and annuity contracts, have been paid in full when due and, except as specifically disclosed on Section 3.13 of the Company Disclosure Schedule, there are no such premiums that are attributable to any period of time before the Closing that will not have been paid or accrued for on or before the Closing;

         (vi) all reports and filings made by Company pursuant to ERISA, including without limitation all Form 5500 and attachments, summary annual reports, and participant reports, and any other documents reasonably necessary to enable Buyer to perform its material responsibilities with respect to any Benefit Plan subsequent to the Closing, are and shall be available at the offices of Company on and immediately after the Closing;

            (f) Except as set forth in Section 3.13 of the Company Disclosure Schedule and as required by COBRA or the Family Medical Leave Act, no Benefit Plan provides, and neither Company nor any Affiliate has made any promises or incurred any obligation to provide any health or other welfare benefits to any retirees, former employees, or their dependents;

         Section 3.14   Compliance With Laws.

         Company and each of its Subsidiaries has complied with, is not in violation of, and has not received any written notice alleging any violation with respect to, any foreign, federal, state or local statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its properties or assets, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Company Material Adverse Effect.

         Section 3.15   Permits.

         Company and each of its Subsidiaries have all permits, licenses and franchises from Governmental Entities required to conduct their businesses as now being conducted (the "Company Permits"), except for such permits, licenses and franchises the absence of which, individually or in the aggregate, have not resulted in, and are not reasonably likely to result in, a Company Material Adverse Effect. Company and its Subsidiaries are in compliance with the terms of the Company Permits, except where the failure to so comply, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect.

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


         Section 3.16   Labor Matters.

         Neither Company nor any of its Subsidiaries is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization except as set out on
Schedule 3.16 of the Disclosure Schedule. Neither Company nor any of its Subsidiaries is the subject of any proceeding asserting that Company or any of its Subsidiaries has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization that, individually or in the aggregate, is reasonably likely to have a Company Material Adverse Effect, nor is there pending or, to the knowledge of Company, threatened, any labor strike, dispute, walkout, work stoppage or lockout involving Company or any of its Subsidiaries that, individually or in the aggregate, is reasonably likely to have a Company Material Adverse Effect.

         Section 3.17   Insurance.

         Section 3.17 of the Disclosure Schedule sets forth a list (including the name of the insurer, the name of the policyholder, the name of each insured, the periods of coverage and the scope of coverage) of all policies of fire, theft, casualty, liability, burglary, fidelity, workers compensation, business interruption, environmental, product liability, fidelity, workers compensation, product warranty, automobile and other forms of insurance of Company and any of its Subsidiaries. All such insurance policies are with reputable insurance carriers, provide customary coverage for all normal risks incident to the business, of Company and its Subsidiaries and their respective properties and assets, and are in character and amount at least equivalent to that carried by persons engaged in similar businesses and subject to the same or similar perils or hazards. None of such policies are subject to any retrospective adjustment.

         Section 3.18   Government Contracts.

         Neither Company nor any of its Subsidiaries is or has been suspended or debarred (within the meaning of 48 C.F.R. Ch. 1, Section 52 or any similar foreign law, statute or regulation) from bidding on contracts or subcontracts with any Governmental Entity; no such suspension or debarment has been initiated or threatened; and the consummation of the transactions contemplated by this Agreement will not result in any such suspension or debarment that, individually or in the aggregate, is reasonably likely to have a Company Material Adverse Effect. Neither Company nor any of its Subsidiaries has since August 11, 1995 been audited or investigated or is now being audited or, to Company's knowledge, investigated by the U.S. Government Accounting Office, the U.S. Department of Defense or any of its agencies, the Defense Contract Audit Agency, the U.S. Department of Justice, the Inspector General of any U.S. Governmental Entity, any similar agencies or instrumentalities of any foreign Governmental Entity, or any prime contractor with a Governmental Entity nor, to Company's knowledge, has any such audit or investigation been threatened that is reasonably likely, individually or in the aggregate, to have a Company Material Adverse Effect. To Company's knowledge, there is no valid basis for (a) the suspension or debarment of Company or any of its Subsidiaries from

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                                      -26-
bidding on contracts or subcontracts with any Governmental Entity or (b) any claim pursuant to an audit or investigation by any of the entities named in the foregoing sentence that is reasonably likely, individually or in the aggregate, to have a Company Material Adverse Effect. Neither Company nor any of its Subsidiaries has any agreements, contracts or commitments which require it to obtain or maintain a security clearance with any Governmental Entity.

         Section 3.19    Year 2000.

         Company is not aware of any failure of Company's or any Subsidiary's computer hardware or software systems or products to be Year 2000 Compliant, which failure, individually or in the aggregate, is reasonably likely to have a Company Material Adverse Effect. For purposes of this Agreement, "Year 2000 Compliant" means, with respect to each system referred to in the prior sentence that is intended to perform date-related functions, that such system, when used properly in accordance with its documentation, is capable of receiving, processing and providing date data on and between December 31, 1999 and January 1, 2000 with the same functionality as it received, processed and provided date data on or before December 31, 1999; provided that all applications, hardware and other systems used in conjunction with such system correctly exchange date data with or provide data to such system.

         Section 3.20    Inventory.

         All inventories of Company and its Subsidiaries, whether or not reflected on the Company Balance Sheet, consists of a quality and quantity useable and saleable in the ordinary course of business of Company and its Subsidiaries, except for obsolete items and items of below standard quality, all of which have been written off and/or reserved for or written down to net realizable value on the Company Balance Sheet. All inventories not written off have been priced at the lower of cost or market on a first in, first out basis. Except for inventories written off and/or reserved for or written down to net realizable value on the Company Balance Sheet, the quantities of each type of inventory, whether raw materials, work in process or finished goods, are not materially in excess of the present needs of Company and its Subsidiaries.

         Section 3.21    Warranty.

         Section 3.21 of the Company Disclosure Schedule sets forth the general warranty policies of Company and material deviations therefrom. The Company and its Subsidiaries' experience with returns of products sold by Company and Subsidiary for fiscal year 1999 or during the current year have not materially and adversely deviated from the Company's prior experience.

         Section 3.22    Customers and Suppliers.

         Except as set forth in Section 3.22 of the Company Disclosure Schedule, no customer of Company or any of its Subsidiaries that represented five percent (5%) or

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                                      -27-
more of Company's consolidated revenues in the fiscal year ended December 31, 1999 (a "Material Customer"), has indicated to Company or any of its Subsidiaries that it will stop, or decrease the rate of buying materials, products or services from Company or such Subsidiary, which cessation or decrease is reasonably likely, individually or in the aggregate, to have a Company Material Adverse Effect. No material supplier of Company or any of its Subsidiaries has indicated to Company or any of its Subsidiaries in writing or, to Company's knowledge, orally, that it will stop, or decrease the rate of, supplying materials, products or services to them, which cessation or decrease is reasonably likely, individually or in the aggregate, to have a Company Material Adverse Effect.

         Section 3.23    Accounts Receivable.

         All accounts receivable of Company reflected on the Company Balance Sheet are valid receivables, arose from bona fide sales of goods and services in the ordinary course of business, and are subject to no setoffs or counterclaims other than the allowance for doubtful accounts set forth on the Company Balance Sheet.

         Section 3.24   Section 203 of the DGCL Not Applicable.

         The Board of Directors of Company has taken all actions so that the restrictions contained in Section 203 of the DGCL applicable to a "business combination" (as defined in Section 203) will not apply to the execution, delivery or performance of this Agreement, or the consummation of the Merger or the other transactions contemplated by this Agreement.

         Section 3.25   Transactions with Interested Persons.

         No officer, director or 5% stockholder of Company or any Subsidiary, or their respective spouses or children, (i) owns, directly or indirectly, on an individual or joint basis, any material interest in, or serves as an officer or director of, any customer, competitor or supplier of Company or any Subsidiary or any organization which has a material contract or arrangement with Company or any Subsidiary, or (ii) has any material contract or agreement with Company or any Subsidiary other than as disclosed on a schedule hereto, and all such agreements are, except as noted on such schedule, on arms-length terms.

         Section 3.26   Absence of Sensitive Payments.

         Neither Company, any Subsidiary, nor, to the knowledge of Company, any of Company's or any Subsidiary's directors, officers, agents, stockholders or employees, on behalf of Company or any Subsidiary:

         (a) has made or has agreed to make any contributions, payments or gifts of funds or property to any governmental official, employee or agent where either the payment or the purpose of such contribution, payment or gift was or is illegal under the

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                                      -28-
laws of the United States, any state thereof, or any other jurisdiction (foreign or domestic);

         (b) has established or maintained any unrecorded fund or asset for any purpose, or has made any false or artificial entries on any of its books or records for any reason; or

         (c) has made or has agreed to make any contribution or expenditure, or has reimbursed any political gift or contribution or expenditure made by any other person to candidates for public office, whether Federal, state or local (foreign or domestic) where such contributions were a violation of applicable law.

         Section 3.27    Indebtedness.

         Set forth in Section 3.27 of the Company Disclosure Schedule is a list of all the Indebtedness specified in paragraphs (i) to (vi) of Section 2.3(a), together with the outstanding principal balance and the accrued but unpaid interest as of the date specified at such Schedule. Company has made available to Buyer copies of all documentation related to such Indebtedness (the "Loan Documents").

         Section 3.28    Consent.

         The Consent set forth at Section 3.28 of the Company Disclosure Schedule has been duly adopted by Stonington as the holder of more than 75% of the outstanding shares of Company Common Stock.

ARTICLE IV.   REPRESENTATIONS AND WARRANTIES OF BUYER AND SUB

         Buyer and Sub represent and warrant to Company that the statements contained in this Article IV are true and correct, except as set forth herein or in the disclosure schedule delivered by Buyer to Company on or before the date of this Agreement (the "Buyer Disclosure Schedule"). The Buyer Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article IV and the disclosure in any paragraph shall qualify other paragraphs in this Article IV only to the extent that it is readily apparent from a reading of such document that it also qualifies or applies to such other paragraphs.

         Section 4.1   Organization of Buyer and Sub.

         Each of Buyer and Sub is a corporation duly organized, validly existing and to the extent such concept applies, in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted, and is duly qualified to do business and, to the extent such concept applies, is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would be reasonably likely to have a material adverse

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effect on the business, properties, financial condition, or results of operations of Buyer and its Subsidiaries, taken as a whole, or to have a material adverse effect on the ability of Buyer to consummate the transactions contemplated by this Agreement (a "Buyer Material Adverse Effect"); provided that "Buyer Material Adverse Effect" shall not include any change in or effect on the business, properties, financial conditions or results of operations of Company or any of its Subsidiaries to the extent that any of the foregoing are demonstrated to be attributable to the announcement or pendency of the Merger.

         Section 4.2    Capitalization.

            (a) As of March 2, 2000, the issued capital of Buyer consists of 1,282,380,872 Belgian Francs, represented by (i) 58,626,737 shares of Buyer Common Stock and (ii) 895,932 shares of automatically convertible stock (the "Buyer Automatically Convertible Stock"), which are automatically convertible into a maximum of 1,194,576 shares of Buyer Common Stock, all of which are validly issued, fully paid and nonassessable. The board of directors of Buyer was authorized on May 27, 1995 to increase the issued capital of Buyer with an amount of 1,065,165,893 Belgian Francs. Except for options granted pursuant to employee or director equity plans of Buyer or as set forth on Section 4.2 of the Buyer Disclosure Schedule, there are no shares of Buyer Common Stock suspensively issued for future issuance pursuant to options, warrants, equity securities, calls, rights, commitments or agreements to which Buyer is a party or bound as of the date of this Agreement. All shares of Buyer Common Stock subject to issuance as specified above, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be validly issued, fully paid and nonassessable. All of the outstanding shares of capital stock of Sub are duly authorized, validly issued, fully paid and nonassessable and all such shares are owned by Buyer free and clear of all security interests, liens, claims, pledges, agreements, limitations in Buyer's voting rights, charges or other encumbrances of any nature, except for security interests granted in favor of Buyer's lenders as disclosed in Buyer's audited financial statements for the year ended December 31, 1998.

            (b) All of the Merger Shares will be, when issued in accordance with this Agreement, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive or similar rights created by statute, the Memorandum and Articles of Association of Buyer or any agreement to which Buyer is a party or is bound.

            (c) Buyer owns beneficially and of record all of the shares of Sub, all of which shares were duly authorized, validly issued and are fully paid and nonassessable.

        Section 4.3    Authority; No Conflict; Required Filings and Consents.

            (a) Each of Buyer and Sub has all requisite corporate power and authority to enter into this Agreement and each of the agreements and documents contemplated hereby to which Buyer or Sub is a party (the "Buyer Ancillary Agreements") and to consummate the transactions contemplated by this Agreement and the Buyer Ancillary Agreements. The execution and delivery of this Agreement and the

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Buyer Ancillary Agreements and the consummation of the transactions contemplated by this Agreement and the Buyer Ancillary Agreements have been duly authorized by all necessary corporate action on the part of each of Buyer and Sub
(including the approval of the Merger by Buyer as the sole stockholder of Sub) other than with respect to the Merger, the filing of the Certificate of Merger with the Secretary of State of Delaware as required by the DGCL. This Agreement has been and the Buyer Ancillary Agreements have been or will be duly executed and delivered by each of Buyer and Sub and (assuming the due authorization and execution of such agreements by the other parties thereto) constitutes or will constitute the valid and binding obligations of each of Buyer and Sub, enforceable in accordance with their terms, subject to the Bankruptcy and Equity Exception.

            (b) Subject to approval by a notary public in Belgium as described in paragraph (iii) of the memorandum set forth at Section 4.3(b) of the Buyer Disclosure Schedule), the execution and delivery of this Agreement and each of the Buyer Ancillary Agreements by each of Buyer and Sub does not, and the consummation of the transactions contemplated by this Agreement and each of the Buyer Ancillary Agreements will not, (i) conflict with, or result in any violation or breach of, any provision of the Memorandum or Articles of Association of Buyer or the Certificate of Incorporation or Bylaws of Sub, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, or require a consent or waiver under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which Buyer or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or (iii) except as provided in clauses (i), (ii), (iii), (iv) and (v) in paragraph (c) below, conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Buyer or any of its Subsidiaries or any of its or their respective properties or assets, except in the case of (ii) and (iii) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which are not, individually or in the aggregate, reasonably likely to have a Buyer Material Adverse Effect.

            (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Buyer or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the pre-merger notification report under the HSR Act, and such notifications as may be required, if any, under similar applicable laws of the European countries (ii) the filing of the Certificate of Merger with the Delaware Secretary of State, (iii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the laws of any foreign country, (iv) the approval by NASDAQ of the listing of the shares of Buyer Common Stock to be issued in the Merger, and (v) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not be reasonably likely to have a Buyer Material Adverse Effect.

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


         Section 4.4   Public Filings; Financial Statements.

            (a) Buyer has filed and made available to Company all forms, reports and documents required to be filed with the SEC since January 1, 1997. Buyer's Registration Statement on Form F-3 (File No. 333-11324), filed with the SEC on January 7, 2000, together with all documents incorporated therein by reference, as amended (the "Buyer Registration Statement"; said Buyer Registration Statement and all reports now or hereafter incorporated therein by reference to be referred to as the "Buyer SEC Reports") (i) was prepared in compliance in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Buyer Registration Statement, and (ii) does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (b) Each of the consolidated financial statements, as amended (including, in each case, any related notes or schedules), contained in the Buyer Registration Statement were prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements as permitted by the SEC on Form 6-K under the Exchange Act) and fairly presented in all material respects the consolidated financial position of Buyer and its Subsidiaries as of the dates and the consolidated results of its operations for the periods indicated, consistent in all material respects with the books and records of Company and its Subsidiaries; provided, however, that interim financial statements may be in summary format, may be limited to operating statement and balance sheet information, do not comply with the footnote requirements of U.S. GAAP and may be subject to normal year end adjustments.

            (c) Since December 31, 1997, Buyer has timely filed all reports required to be filed by it pursuant to the Exchange Act.

         Section 4.5   No Undisclosed Liabilities.

         Except as disclosed in the Buyer SEC Reports filed prior to the date hereof or in Company press releases issued prior to the date hereof, and except for (i) normal or recurring liabilities incurred since September 30, 1999 in the ordinary course of business consistent with past practices, and (ii) liabilities incurred or which may be incurred in connection with the matters disclosed at
Section 4.5 of the Buyer Disclosure Schedule, Buyer and its Subsidiaries do not have any liabilities, either accrued, contingent or otherwise (whether or not required to be reflected in financial statements in accordance with U.S. GAAP), and whether due or to become due, which individually or in the aggregate are reasonably likely to have a Buyer Material Adverse Effect.

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         Section 4.6 Absence of Certain Changes or Events.

         Except as expressly contemplated by this Agreement, as disclosed in the Buyer SEC Reports or Company press releases filed or issued prior to the date hereof, or in connection with the matters disclosed at Section 4.5 of the Buyer Disclosure Schedule that Buyer has discussed with Company prior to the date hereof, since September 30, 1999, there has not been (i) any change in the financial condition, results of operations, business, or properties of Buyer and its Subsidiaries, taken as a whole, that has had, or is reasonably likely to have, a Buyer Material Adverse Effect; (ii) any damage, destruction or loss to property (whether or not covered by insurance) with respect to Buyer or any of its Subsidiaries having a Buyer Material Adverse Effect; (iii) any revaluation by Buyer of its assets having a Buyer Material Adverse Effect, exclusive of any revaluations (including write-downs or write-offs) of good will; or (iv) any other action or event that would have required the consent of Company pursuant to Section 5.3 of this Agreement had such action or event occurred after the date of this Agreement.

         Section 4.7    Intellectual Property.

         For purposes of this Section 4.7, "Intellectual Property" means (i) patents, patent applications and statutory invention registrations, (ii) trademarks, service marks, trade dress, logos, trade names, corporate names, and other source identifiers, and registrations and applications for registration thereof (iii) copyrightable works, copyrights, and registrations and applications for registration thereof, and (iv) confidential and proprietary information, including trade secrets and know-how. Except as disclosed in the Buyer SEC Reports filed prior to the date hereof:

            (a) to the knowledge of the Buyer and except as would not have a Buyer Material Adverse Effect, the conduct of the business of Buyer and the Buyer Subsidiaries as currently conducted does not infringe or misappropriate the Intellectual Property of any third party;

            (b) except as would not have a Buyer Material Adverse Effect, no claim has been asserted to Buyer that the conduct of the business of Buyer or any Buyer Subsidiary as currently conducted infringes or may infringe or misappropriate the Intellectual Property of any third party;

            (c) with respect to each item of Intellectual Property owned by Buyer and the Buyer Subsidiaries and material to the businesses of Buyer and the Buyer Subsidiaries as currently conducted taken as a whole ("Buyer Owned Intellectual Property"), Buyer or a Buyer Subsidiary is the owner of the entire right, title and interest in and to the Buyer Owned Intellectual Property and is entitled to use the Buyer Owned Intellectual Property in the continued operation of its respective business;

            (d) except as would not have a Buyer Material Adverse Effect, with respect to each item of Intellectual Property licensed to Buyer or a Buyer Subsidiary ("Buyer Licensed Intellectual Property"), Buyer or a Buyer Subsidiary has the right to use

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such Buyer Licensed Intellectual Property in the continued operation of its respective business in accordance with the terms of the license agreement governing such Buyer Licensed Intellectual Property;

            (e) to the knowledge of the Buyer and except as would not have a Buyer Material Adverse Effect, the Buyer Owned Intellectual Property is valid and enforceable, and has not been adjudged invalid or unenforceable in whole or part;

            (f) to the knowledge of Buyer and except as would not have a Buyer Material Adverse Effect, no person is engaging in any activity that infringes the Buyer Owned Intellectual Property;

            (g) except as would not have a Buyer Material Adverse Effect, each license of Buyer Licensed Intellectual Property is valid and enforceable, is binding on all parties to such license, is in full force and effect, and no party thereto is in breach thereof or default thereunder.

ARTICLE V.    CONDUCT OF BUSINESS

         Section 5.1    Covenants of Company.

         Except as expressly contemplated hereby, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing Date, Company agrees as to itself and its Subsidiaries (except to the extent that Buyer shall otherwise consent in writing), to carry on its business in the ordinary course in substantially the same manner as previously conducted, to pay its debts and Taxes and perform other obligations when due, subject to good faith disputes over such debts, Taxes or obligations, and use commercially reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and to preserve its relationships with customers, suppliers, distributors, and others having business dealings with it. Except as expressly contemplated by this Agreement or set forth in the Company Disclosure Schedule, Company shall not (and shall not permit any of its Subsidiaries to), without the written consent of Buyer:

            (a) Accelerate, amend or change the period of exercisability of any Warrant or any outstanding Option or restricted stock granted under any Company Stock Plan or any other employee stock plan of Company or authorize cash payments in exchange for any Warrant or any Option granted under any of such plans except as contemplated by Section 1.5 of this Agreement;

            (b) Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or purchase or otherwise acquire, directly or indirectly, any shares of its capital stock;

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


            (c) Issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or securities convertible into shares of its capital stock, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than the issuance of shares of Company Common Stock pursuant to the conversion of 12% Preferred Stock and the exercise of the Warrants outstanding on the date of this Agreement;

            (d) Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner, any business or any corporation, partnership or other business organization or division, or otherwise acquire or agree to acquire any assets (other than inventory, supplies and other items, in each case, in the ordinary course of business consistent with past practice);

            (e) Sell, lease, license or otherwise dispose of any of its properties or assets having a value in excess of $250,000, except for sales of inventory or products, in each case, in the ordinary course of business consistent with past practice;

            (f) (i) Increase or agree to increase the compensation (including salary, bonus, benefits or other remuneration) payable or to become payable to its officers or employees except for increases in accordance with existing contractual commitments, all of which contracts are disclosed on the Company Disclosure Schedule (ii) grant any severance or termination pay to, or enter into or amend any employment or severance agreements with, any employees or officers, other than (x) the payment of severance or termination pay in accordance with any existing contractual commitments or the terms of any Benefit Plan and (y) subject to subparagraph (t) below, entering into employment agreements with new employees in the ordinary course of business consistent with past practice, (iii) enter into any collective bargaining agreement, (iv) establish, adopt, enter into or amend (except as may be required by law) any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination or severance or other plan, trust, fund, policy or arrangement for the benefit of any directors, officers or employees, or (v) forgive any indebtedness of any employee to Company or any of its Subsidiaries;

            (g) Amend or propose to amend its certificate of incorporation or bylaws;

            (h) Make any loans to any person or entity or guarantee any debt securities of others (other than as a result of the endorsement of checks for collection and for advances for employee reimbursable expenses, in each case in the ordinary course of business consistent with past practice);

            (i) Initiate, compromise, or settle any material litigation or arbitration proceeding;

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


            (j) Modify, amend or terminate any Company Material Contract (other than any immaterial modification or amendment to a purchase order in the ordinary course of business consistent with past practice), or waive, release or assign any material rights or claims, including any write-off or other compromise of any accounts receivable of Company or any of its Subsidiaries;

            (k) Make or rescind any Tax election, settle or compromise any Material Tax liability or amend any Tax Return;

            (l) Change its methods of accounting as in effect at December 31, 1999 except as required by US GAAP;

            (m) Make or commit to make any capital expenditures that exceed the capital budget furnished by Company to Buyer by more than $250,000;

            (n) Enter into any new license for any intellectual property rights to or from any third party other than in the ordinary course of business consistent with past practice;

            (o) Revalue any of the significant assets of Company or any of its Subsidiaries, including the writing down of inventory other than in the ordinary course of business consistent with past practice;

            (p) Close any facility or office;

            (q) Invest funds in debt securities or other instruments maturing more than 90 days after the date of investment;

            (r) Fail to pay accounts payable and other obligations in the ordinary course of business in a manner consistent with Company's past practice or accelerate the payment of any accounts receivable other than in the ordinary course of business in a manner consistent with past practice, as such practices are set forth on Schedule 5.1 (r) of the Company Disclosure Schedules;

            (s) Mortgage or pledge any of its property or assets or subject any such assets to any security interest, lien or other encumbrance, except liens imposed by law in respect of obligations not yet due which are owed in respect of taxes or which otherwise are owed to materialman, workmen, carriers, warehousepersons or laborers not in excess of $100,000 in the aggregate;

            (t) Hire any employees or retain any consultants other than non-management or non-supervisory personnel in the ordinary course of business;

            (u) Make any payment or other distribution to any Affiliate of Company except for normal employment compensation consistent with past practices; or


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            (v) Take, or agree in writing or otherwise to take, any of the actions described in paragraphs (a) through (u) above.

         Section 5.2    Options; Warrants.

         Company shall not take any action to permit any Options or Warrants to purchase its capital stock (issued by Company pursuant to its Stock Option Plan or otherwise) to become vested or exercisable (or to otherwise accelerate) as a result of this Agreement or the consummation of the Merger, except as contemplated by Section 1.5.

        Section 5.3    Covenants of Buyer.

         Except as expressly contemplated hereby, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Buyer agrees as to itself and its Subsidiaries (except to the extent that Company shall otherwise consent in writing) not to do, or propose to do, any of the following:

            (a) Declare or pay any dividends (other than stock dividends) on or make any other distributions (other than in stock) in respect of its capital stock;

            (b) Amend or propose to amend its Memorandum or Articles of Association in a manner reasonably likely to prevent the consummation of the transactions contemplated hereby;

            (c) Adopt a plan of complete or partial liquidation or dissolution of Buyer; or

            (d) Take, or agree in writing or otherwise to take, any of the actions described in paragraphs (a) through (c) above.


         Section 5.4    Cooperation.

         Subject to compliance with applicable law, from the date hereof until the Closing, each of Company and Buyer shall (and shall cause each of their respective Subsidiaries to) make their respective officers available to confer on a regular and frequent basis with one or more representatives of the other party at reasonable times and upon reasonable advance notice to report on the general status of ongoing operations and shall promptly provide each other or its counsel with copies of all filings made by such party with any Governmental Entity in connection with this Agreement, the Merger and the transactions contemplated hereby and thereby. Company acknowledges that its obligation under this Section shall include making its officers available to meet with those financial institutions from which Buyer seeks the financing referred to in
Section 7.2 (j).

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


         Section 5.5     Confidentiality.

         The parties acknowledge that Buyer and Company have previously executed a Confidential Non-Disclosure Agreement, dated as of April 28, 1999 (the "Confidentiality Agreement"), which Confidentiality Agreement will continue in full force and effect in accordance with its terms, except as expressly modified herein.


         Section 5.6    Investigation.

            (a) By Buyer. Buyer acknowledges and agrees that it (i) has made its own inquiry and investigation into, and, based thereon, has formed an independent judgment concerning, the Company, (ii) has been furnished with or given adequate access to such information about the Company as it has requested and (iii) will not assert any claim against any of its directors, officers, employees, agents, Stockholders, affiliates, consultants, counsel, accountants, or representatives, or hold any Person liable for any inaccuracies, misstatements or omissions with respect to information (other than, with respect to Company and Stockholders, the representations and warranties contained in this Agreement, the Company Ancillary Agreements or in any Letter of Transmittal) furnished by such Persons concerning the Company other than a claim relating to Company's or any Stockholder's fraud.

            (b) By Company. Company acknowledges and agrees that it (i) has made its own inquiry and investigation into, and, based thereon, has formed an independent judgment concerning, the Buyer, (ii) has been furnished with or given adequate access to such information about the Buyer as it has requested and (iii) will not assert any claim against any of its directors, officers, employees, agents, stockholders, affiliates, consultants, counsel, accountants, or representatives, or hold any Person liable for any inaccuracies, misstatements or omissions with respect to information (other than, with respect to Buyer, the representations and warranties contained in this Agreement and the Buyer Ancillary Agreements furnished by such Persons concerning the Buyer, other than a claim relating to Buyer's fraud.

            (c) In connection with Buyer's investigation of the Company, Buyer has received certain estimates, projections and other forecasts for the Company, and certain plan and budget information. Buyer acknowledges that there are uncertainties inherent in attempting to make such projections, forecasts, plans and budgets, that Buyer is familiar with such uncertainties, that Buyer is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, plans and budgets so furnished to it, and that Buyer will not assert any claim against any Stockholder or any of its directors, officers, employees, agents, affiliates, consultants, counsel, accountants, or representatives, or hold any such Persons liable, with respect thereto, except relating to such Person's fraud. Accordingly, neither the Company nor any Stockholder makes any representation or warranty with respect to any estimates, projections, forecasts, plans or budgets referred to in this Section 5.6(c).

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            (d) In connection with Company's investigation of the Buyer, Company has received certain estimates, projections and other forecasts for the Buyer, and certain plan and budget information. Company acknowledges that there are uncertainties inherent in attempting to make such projections, forecasts, plans and budgets, that Company is familiar with such uncertainties, that Company is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, plans and budgets so furnished to it, and that Company will not assert any claim against Buyer or any of its directors, officers, employees, agents, affiliates, consultants, counsel, accountants, or representatives, or hold any such Persons liable, with respect thereto, except relating to such Person's fraud. Accordingly, Buyer makes no representation or warranty with respect to any estimates, projections, forecasts, plans or budgets referred to in this Section 5.6(d).

ARTICLE VI.       ADDITIONAL AGREEMENTS

         Section 6.1    Exclusivity.

         Between the date of this Agreement and the Closing Date, neither Company, any Subsidiary, nor any stockholders, agent, officer, director, trustee or representative of any of the foregoing will, during the period commencing on the date of this Agreement and ending with the earlier to occur of the Closing Date or the termination of this Agreement in accordance with its terms, directly or indirectly:

         (i) solicit, encourage or initiate the submission of proposals or offers from any person pertaining to, or

         (ii)  participate in any discussions pertaining to, or

         (iii) furnish any information to any person other than Buyer or its authorized agents relating to any acquisition or purchase of all or a material amount of the assets, business or operations of, or any equity interest in, Company or any Subsidiary of Company or any merger, consolidation or other business combination involving Company or any Subsidiary.

         Section 6.2    Access to Information.

         Upon reasonable notice, Company shall (and shall cause each of its Subsidiaries to) afford to Buyer's officers, employees, accountants, counsel and other representatives, reasonable access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, and Company shall furnish promptly to Buyer (and shall cause each its Subsidiaries to) furnish

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promptly to the other party a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws and Company shall furnish promptly to Buyer all information concerning its business, properties and personnel as the other party may reasonably request. Unless otherwise required by law, each of Buyer and Company will and shall cause its stockholders, officers, employees, accountants, counsel and other representatives or persons who have access to such information to hold any such information which is non-public in confidence in accordance with the Confidentiality Agreement. No information or knowledge obtained in any investigation pursuant to this Section
6.2 or otherwise shall affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the parties to consummate the Merger.

         Section 6.3    Environmental Review.

         Buyer may conduct a "Phase II" study on certain property of the Company in Melbourne, Florida ("Florida Property") in accordance with the Access Agreement dated on or about February 24, 2000 between Company and Buyer. Buyer's sole rights and remedies with respect to any remediation in respect of the Florida Property identified in the "Phase II" study are set out in the Indemnity and Escrow Agreement.

         Section 6.4    Legal Conditions to Merger.

            (a) Subject to the terms hereof, Company and Buyer shall use all their respective reasonable efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary and proper under applicable law to consummate and make effective the transactions contemplated hereby as promptly as practicable, (ii) obtain from any Governmental Entity or any other third party any consents, licenses, permits, waivers, approvals, authorizations, or orders required to be obtained or made by Company or Buyer or any of their Subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby including, without limitation, the Merger,
(iii) as promptly as practicable, make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (A) the Securities Act and the Exchange Act, and any other applicable federal or state securities laws, (B) the HSR Act and any related governmental request thereunder, and (C) any other applicable law, (iv) refinance the Indebtedness described in paragraphs (i) to (vi) of Section 2.3(a) and (v) execute or deliver any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. Company and Buyer shall cooperate with each other in connection with the making of all such filings, including providing or making available copies of all such documents to the non-filing party and its advisors (or, in connection with information relating to filings under the HSR Act, to the advisors of the non-filing party) prior to filing and, if requested, consider in good faith all reasonable additions, deletions or changes suggested in connection therewith. Company and Buyer shall use all their respective reasonable efforts to furnish to each other all information required for any application or other filing to be made by the other party pursuant to the rules and regulations of any applicable law in connection with the transactions contemplated by this Agreement. Buyer has received the letter set out in
Schedule 6.4 of Buyer's

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Disclosure Schedule with respect to the refinancing described in (iv) above (the
"Refinancing Letter"). Buyer agrees to use all reasonable efforts to obtain as promptly as practicable the refinancing described in (iv) above on terms not materially less favorable than those set out in the Refinancing Letter.

            (b) Subject to the terms hereof, Buyer and Company agree, and shall cause each of their respective Subsidiaries, to cooperate and to use all their respective reasonable efforts to obtain any government clearances or approvals required for Closing under the HSR Act, the Shearman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other federal, state or foreign law or, regulation or decree designed to prohibit, restrict or regulate actions for the purpose or effect of monopolization or restraint of trade (collectively "Antitrust Laws").

            (c) Each of Company and Buyer shall give (or shall cause their respective Subsidiaries to give) any notices to third parties, and use, and cause their respective Subsidiaries to use, all their reasonable efforts to obtain any third party consents related to or required in connection with the Merger that are (A) necessary to consummate the transactions contemplated hereby, (B) disclosed or required to be disclosed in the Company Disclosure Schedule or the Buyer Disclosure Schedule, as the case may be, or (C) required to prevent a Company Material Adverse Effect or a Buyer Material Adverse Effect from occurring prior to or after the Effective Time.

         Section 6.5    Employee Benefit Plans.

            (a) Buyer shall cause the Surviving Corporation to adopt and/or continue all Employee Benefit Plans of the Company identified in Section 3.13 of the Company Disclosure Schedule as of the Closing Date; provided, however, Surviving Corporation shall retain the sole discretion to amend, restate, merge or terminate any such Employee Benefit Plan at any time after the Closing; further provided that if Buyer elects to amend, restate, merge or terminate any or all of such Employee Benefit Plans it shall, at a minimum, continue to provide employees of Company who become employees of any of Buyer's United States subsidiaries or the Surviving Corporation after the Closing Date benefits which in the aggregate are equivalent to those provided to similarly situated employees of Buyer's United States subsidiaries or Surviving Corporation or a combination of such benefits and those available under Company's United States Subsidiaries' Employee Benefit Plans.

            (b) For purposes of eligibility, vesting and, except with respect to any pension benefit plan or retiree medical plan, calculation of benefits (except to the extent crediting such service would result in the duplication of benefits) under each of Buyer's or Surviving Corporation's employee benefit plans, programs and arrangements in which an employee of Company who is employed as of the Closing Date and who becomes an employee of Buyer or the Surviving Corporation immediately following the Closing (each a "Continuing Employee") participates, Buyer shall grant, or shall cause the Surviving Corporation to grant, each Continuing Employee with credit for all service with Company to the extent permitted by law.

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AGREEMENT AND PLAN OF MERGER

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            (c) It is expressly agreed that the provisions of this Section 6.5 are not intended to be for the benefit of or otherwise enforceable by any third person including, without limitation, any employee of Company, or any collective bargaining unit or employee organization.

         Section 6.6    Public Disclosure.

         Prior to the Effective Date, Buyer and Company shall consult with each other before issuing any press release or otherwise making any public statement with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law. The initial press release relating to this Agreement shall be in a form that was heretofore agreed by the parties.

         Section 6.7    Tax-Free Reorganization.

         Buyer and Company shall each use all reasonable efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368(a) of the Code. The parties hereto hereby adopt this Agreement as a plan of reorganization.

         Section 6.8    Nasdaq Listing.

         Buyer shall cause the shares of Buyer Common Stock to be issued in the Merger to be listed on the Nasdaq National Market, subject to official notice of issuance, on or prior to the Closing Date.

         Section 6.9    Brokers or Finders.

         Each of Buyer on the one hand, and Company represents, as to itself, its Subsidiaries and its affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, except, in the case of Buyer, S.G. Cowen Securities, whose fees and expenses will be paid by Buyer in accordance with Buyer's agreement with such firm and, in the case of Company, Hambrecht & Quist, whose fees and expenses will be paid by Company in accordance with Company's agreement with such firm (subject to the limitations on such expenses to be paid by Company as provided in Section 7.2).

         Section 6.10   Notification of Certain Matters.

         Buyer will give prompt notice to Company, and Company will give prompt notice to Buyer, of the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be reasonably likely to cause (a) any representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Effective Time, or (b) any material failure of Buyer and Sub or Company, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or

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


agreement to be complied with or satisfied by it under this Agreement. Notwithstanding the above, the delivery of any notice pursuant to this section will not limit or otherwise affect the remedies available hereunder to the party receiving such notice or the conditions to such party's obligation to consummate the Merger.

         Section 6.11   Special Stockholders Meeting of the Company.

         The Company, acting through its Board of Directors, shall, in accordance with applicable law and Company's certificate of incorporation and bylaws, duly call, give notice of, convene and hold a special meeting of its Stockholders (the "Special Stockholders Meeting") as soon as practicable following the date of this Agreement for the purpose of approving the Merger and this Agreement (the "Company Voting Proposal"). The Board of Directors of Company shall (i) recommend approval and adoption of the Company Voting Proposal by the Stockholders to Company; provided that so long as the Company complies with Section 251(c) of the Delaware General Corporation Law and Section 6.1 hereof, nothing in this Section 6.11 shall prevent the Board of Directors of Company from changing its recommendations to the extent the Company, after consultation with its outside legal counsel, determines that it is required to do so by its fiduciary duties under applicable law and (ii) take all reasonable and lawful action to solicit and obtain such approval. Company shall provide to the Stockholders, together with the applicable notice of the Special Stockholders Meeting, Buyer's Registration Statement and any filings made by Buyer with the SEC which are incorporated therein by reference, which materials will be made available to Company by Buyer in sufficient quantities for such distribution by Company.

         Section 6.12   Special Board Meeting of the Buyer.

         For the purpose of Belgian law, at the Effective Date, the Stockholders shall be deemed to have transferred and delivered the shares of Company Common Stock to the Buyer through (a) a contribution in kind in return for the Merger Shares (which shall be issued as provided in Section 2.2 and (b) a sale of the remaining number of shares of Company Common Stock corresponding to fractions of shares of Buyer Common Stock which the Stockholders are entitled to receive under this Agreement. The Buyer shall convene a board meeting to be held in front of a notary public in Belgium which shall decide inter alia to (i) increase the capital of the Buyer upon the contribution in kind by the Stockholders of 15,284,000 shares of Company Common Stock subject to increase pursuant to Section 2.1(d), (ii) issue the Merger Shares to the Stockholders and
(iii) pay an amount in cash to the Stockholders in respect of fractional shares in accordance with this Agreement, followed by a replacement of the Shares of Company Common Stock by shares of Sub, pursuant to the Merger.

         Section 6.13   Liability Insurance.

         (a) For a period of six years after the Effective Time, Buyer shall cause the Surviving Corporation to maintain (to the extent available in the market) in effect a directors' and officers' liability insurance policy covering those persons who are

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                                      -43-
currently covered by Company's directors' and officers' liability insurance policy (a copy of which has been heretofore made available to Buyer) with coverage in amount and scope at least as favorable to such persons as Company's existing coverage; provided, that in no event shall Buyer or the Surviving Corporation be required to make annual premium payments to the extent such premiums exceed an amount equal to 175% of the annual premium paid by Company for such coverage as of the date of this Agreement (the "Maximum Premium"); provided further, that if such premiums exceed the Maximum Premium the Surviving Corporation shall purchase insurance policies in such amounts and with such coverage as reasonably can be purchased for the Maximum Premium.

         (b) Buyer agrees to be jointly and severally liable with the Company and the Surviving Corporation for their indemnification obligations to the Company's directors, and officers in all capacities in which such directors or officers served the Company or its Subsidiaries while directors and officers prior to the Effective Time, as set forth in the Company's Certificate of Incorporation and to the extent such indemnification by the Company is permitted under DGCL.

         (c) In the event the Company or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each case, proper provision shall be made so that the successors and assigns of the Company or the Surviving Corporation, as the case may be, honor the indemnification obligations set forth in this Section 6.13.

ARTICLE VII.      CONDITIONS TO MERGER

         Section 7.1 Conditions to Each Party's Obligation To Effect the Merger.

         The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

            (a) HSR Act. The applicable waiting period under the HSR Act shall have terminated or expired.

            (b) Governmental Approvals. Each of the parties shall have obtained or made, as applicable, or there shall have occurred authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity, the failure of which to file, obtain or occur is reasonably likely to have a Buyer Material Adverse Effect or a Company Material Adverse Effect, as the case may be.

            (c) No Injunctions. No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any order, executive order, stay, decree, judgment or injunction (each an "Order") or statute, rule or regulation which

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


is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

            (d) Nasdaq Listing. The shares of Buyer Common Stock to be issued in the Merger shall have been approved for listing on the Nasdaq National Market, subject only to official notice of issuance.

            (e) Company Stockholders Approval. Stonington, or Buyer as Stonington's proxy, shall have voted all of Stonington's shares of Company Common Stock in favor of the Company Voting Proposal as provided in the Voting Agreement and Waiver.

         Section 7.2 Additional Conditions to Obligations of Buyer and Sub.

         The obligations of Buyer and Sub to effect the Merger are subject to the satisfaction of each of the following conditions, any of which may be waived in writing exclusively by Buyer and Sub:

            (a) Representations and Warranties.

         (i) The representations and warranties of Company set forth in this Agreement that are not qualified as to Company Material Adverse Effect shall be true and correct, except where failure be true and correct would not have a Company Material Adverse Effect, as of the Closing Date, as though made at and as of the Closing Date, except that those representations and warranties that address matters only as of a particular date shall remain so true and correct as of such date;

         (ii) The representations and warranties of Company set forth in this Agreement that are qualified as to Company Material Adverse Effect shall be true and correct in all respects as of the Closing Date as though made at and as of the Closing Date, except that those representations and warranties that address matters only as of a particular date shall remain so true and correct in all respects as of such date;

         (iii) Buyer shall have received a certificate signed on behalf of Company by the chief executive officer or the chief financial officer of Company to the effect that each of the conditions specified in (x) paragraphs (i) and
(ii) of this paragraph (a) is satisfied in all respects and (y) paragraphs (b),
(c), (d), (e), (h), and (n) of this Section 7.2 is satisfied in all respects.

            (b) Performance of Obligations of Company. Company and Stockholders shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date.

            (c) Consents of Preferred Stockholders.

         (i) The actions described in Section 1.5(a) shall have occurred and Company shall have obtained and delivered to Buyer and Sub copies of all consents, conversion

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                                      -45-
notices or agreements from each holder of 12% Preferred Stock necessary to convert 12% Preferred Stock into shares of Buyer Common Stock pursuant to
Section 1.5.

         (ii) The actions described in Section 1.5(b) shall have occurred and Company shall have obtained and delivered to Buyer and Subsidiary copies of all consents, exercise notices or other agreements from each holder of 14% Preferred Stock necessary to put the 14% Preferred Stock to Company pursuant to Section 1.5.

            (d) Options; Warrants. The actions described in Section 1.5(c) and
(d) shall have occurred and Company shall have obtained and delivered to Buyer and Sub copies of all Option Termination Agreements and Warrant exercise notices, together with all other documentation necessary to accomplish the provisions of Section 1.5(c) and (d).

            (e) Consents. Company shall have obtained and delivered to Buyer and Sub all material waivers, permits, consents, approvals or other authorizations necessary to be obtained by it to consummate the Merger, and effected all registrations, filings and notices necessary to be effected by it to consummate the Merger except as would not have a Company Material Adverse Effect, but which shall include, without limitation those agreements set forth at Section 7.2(e) of the Company Disclosure Schedule, unless alternative arrangements to those agreements which are reasonably satisfactory to Buyer are put in place by Company.

            (f) Stockholders Agreement. Stonington shall have executed and delivered to Buyer the Stockholders Agreement in the form of Exhibit F hereto.

            (g) Indemnity and Escrow Agreement. Each Stockholder shall have executed and delivered to Buyer the Indemnity and Escrow Agreement.

            (h) Indebtedness. The Indebtedness shall not be in excess of $425,000,000.

            (i) LLC Agreement. Stonington shall have executed and delivered to Buyer the LLC Agreement.

            (j) Financing. Buyer shall have obtained financing in an amount sufficient to refinance and/or fund the following: (i) the Indebtedness described in paragraph (i) through (vi) of Section 2.3(a); and (ii) the payments due at Closing under the Option Termination Agreements and Retention Agreements.

            (k) Letters of Transmittal. Each Stockholder shall have completed and delivered to Buyer its Letter of Transmittal.

            (l) Tax Opinion. Buyer shall have received the opinion of Brown, Rudnick, Freed & Gesmer, to the effect that the Merger will be treated for federal income tax purposes as a tax-free reorganization within the meaning of
Section 368(a) of the Code; (it being agreed that Buyer and Company shall each provide reasonable

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                                      -46-
cooperation, including making reasonable representations, to Brown, Rudnick, Freed & Gesmer to enable it to render such opinion).

            (m) Legal Opinion. Buyer shall have received the opinion of Shearman & Sterling with respect to the matters set forth on Exhibit H attached hereto.

            (n) Appraisal Rights. No stockholder of Company shall have exercised its appraisal rights in connection with the Merger.

            (o) Stonington Obligations. Stonington shall not be in breach of any of its obligations under the Voting Agreement and Waiver executed as of the date hereof, which is in the form of Exhibit G hereto including without limitation the transfer of shares in violation of that agreement.

         Section 7.3    Additional Conditions to Obligations of Company.

         The obligation of Company to effect the Merger is subject to the satisfaction of each of the following conditions, any of which may be waived, in writing, exclusively by Company:

            (a) Representations and Warranties.

         (i) The representations and warranties of Buyer and Sub set forth in this Agreement that are not qualified as to Material Adverse Effect shall be true and correct, except where failure to be true and correct would not have a Buyer Material Adverse Effect, as of the Closing Date, as though made at and as of the Closing Date, except that those representations and warranties that address matters only as of a particular date shall so remain true and correct as of such date;

         (ii) The representations and warranties of Buyer and Sub set forth in this Agreement that are qualified as to Buyer Material Adverse Effect shall be true and correct in all respects as of the Closing Date, as though made at and as of the Closing Date, except that those representations and warranties that address matters only as of a particular date shall remain so true and correct in all respects as of such date;

         (iii) Company shall have received a certificate signed on behalf of Buyer by the chief executive officer or the chief financial officer of Buyer to the effect that each of the conditions specified in (x) paragraphs (i) and (ii) of this paragraph (a) is satisfied in all respects and (y) paragraphs (b) and
(e) of this Section 7.3 is satisfied in all respects.

            (b) Performance of Obligations of Buyer and Sub. Buyer and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date.

            (c) Tax Opinion. Stockholders shall have received the opinion of Shearman & Sterling, to the effect that the Merger will be treated for federal income tax purposes as a tax-free reorganization within the meaning of Section 368(a) of the Code;

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


(it being agreed that Buyer and Company shall each provide reasonable cooperation, including making reasonable representations, to Shearman & Sterling to enable it to render such opinion).

            (d) Legal Opinion. Company shall have received the opinion of Loeff Claeys Verbeke and Brown, Rudnick, Freed & Gesmer, P.C. with respect to the matters set forth on Exhibit H attached hereto, as applicable. ---------

            (e) Consents. Buyer and Sub shall have obtained and delivered to Company all material waivers, permits, consents, approvals or other authorizations necessary to be obtained by it to consummate the Merger, and effected all material registrations, filings and notices necessary to be affected by it to consummate the Merger.

            (f) Registration Rights Agreement. Buyer shall have executed and delivered to Stockholders the Registration Rights Agreement in the form to Exhibit E attached hereto.

            (g) Stockholders Agreement. Buyer shall have executed and delivered to Stonington the Stockholders Agreement contemplated by Section 7.2(g).

            (h) Indemnity and Escrow Agreement. Buyer shall have executed and delivered to Stockholders the Indemnity and Escrow Agreement contemplated by
Section 7.2(h) and shall have funded the Escrow Fund created thereby as provided herein.

ARTICLE VIII. TERMINATION AND AMENDMENT

         Section 8.1    Termination.

         This Agreement may be terminated at any time prior to the Closing Date (with respect to Sections 8.1(b) through 8.1(d), by written notice by the terminating party to the other party), whether before or after approval of the Merger by the stockholders of Company:

            (a) by mutual written consent of Buyer and Company; or

            (b) by either Buyer or Company if the Merger shall not have been consummated by April 30, 2000 (the "Outside Date"); provided, however, that either Buyer or Company may extend such date to June 30, 2000, by giving written notice to the other at any time prior to April 30, 2000 if, on the date of such notice, either of the conditions set forth in Sections 7.1(a) and 7.1(c) has not been satisfied; provided that Buyer also may exercise such extension privileges if Buyer has not obtained financing in an amount sufficient to refinance the Indebtedness and other obligations described at Section 7.2(l); and provided further that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been a principal cause of or resulted in the failure of the Merger to occur on or before such date; or

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


            (c) by either Buyer or Company if a Governmental Entity of competent jurisdiction shall have issued a nonappealable final order, decree or ruling or taken any other nonappealable final action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; or

            (d) by either Buyer or Company, if there has been a breach of any representation, warranty, covenant or agreement on the part of the other party set forth in this Agreement, which breach (i) causes the conditions set forth in
Section 7.2(a) or (b) (in the case of termination by Buyer) or 7.3(a) or (b) (in the case of termination by Company) to be incapable of being satisfied.

         Section 8.2    Effect of Termination.

         In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall immediately become void and there shall be no liability or obligation on the part of Buyer, Company, Sub or their respective officers, directors, stockholders or Affiliates, except as set forth in Sections 5.5, 6.9, 8.3 and Article IX; provided that any such termination shall not relieve any party from liability for any willful breach of this Agreement (which includes without limitation the making of any representation or warranty by a party in this Agreement that the party knew was not true and accurate when made) and the provisions of Sections 5.5, 6.9, 8.3, and Article IX of this Agreement and the Confidentiality Agreement shall remain in full force and effect and survive any termination of this Agreement.

         Section 8.3    Fees and Expenses.

            (a) Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated provided that fees and expenses incurred by Company (including any fees and expenses the Company has incurred on behalf of its employees in connection with their negotiation and execution of the Retention Agreements and Option Termination Agreements) in excess of $3,000,000 shall be paid by Stockholders.

         Section 8.4    Amendment.

         This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         Section 8.5    Extension; Waiver.

         At any time prior to the Effective Time, the parties hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement

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


on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

ARTICLE IX.       MISCELLANEOUS

         Section 9.1    Survival of Representations, Warranties and Agreements.

         All representations, warranties, agreements, covenants and obligations herein or in any schedule, certificate or financial statement delivered by any party to another party incident to the transactions contemplated hereby shall be deemed to have been relied upon by the other party and shall survive the Closing until one year following the Closing Date except that (a) Section 3.2 with respect to title to capital stock of the Subsidiaries of Company, and (b)
Section 3.3 with respect to the authorization of the Merger, this Agreement and the transactions contemplated hereby, shall be without limitation as to time. Such representations, warranties, agreements, covenants and obligations shall be further actionable subject to the limitations set forth in Article I of the Escrow Agreement and shall not merge in the performance of any obligation by either party hereto.

         Section 9.2    Notices.

         All notices, requests, demands, claims and other communications hereunder shah be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly delivered five business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or two business days after it is sent via a reputable nationwide overnight courier service for next business day delivery, in each case to the intended recipient as set forth below:

                  (a)  if to Buyer or Sub, to

                       Lernout & Hauspie Speech Products, N.V.
                       Flanders Language Valley 50
                       B-8900 Ieper, Belgium
                       Attention:  Legal Department and Chief Financial Officer
                       Telephone:  011 32 57 228 888
                       Facsimile:  011 32 57 208 489

                       with a copy to:

                       Lernout & Hauspie Speech Products, N.V.
                       c/o Lernout & Hauspie Speech Products USA, Inc.
                       52 Third Avenue
                       Burlington, MA 01803-4414
                       Attention:  Legal Department and Chief Financial Officer
                       Telephone:  (781) 203-5000
                       Facsimile:  (781) 238-0986

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AGREEMENT AND PLAN OF MERGER

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

                       with a copy to:

                       Brown, Rudnick, Freed & Gesmer
                       One Financial Center
                       Boston, MA 02111
                       Attn: Philip J. Flink, Esq.
                       Tel: (617) 826-8200
                       Facsimile:  (617) 856-8201

                  (b)  if to Company, to

                       Dictaphone Corporation
                       3191 Broadbridge Avenue
                       Stratford, CT 06614
                       Telephone:  (203) 381-7000
                       Facsimile:  (203) 336-8566
                       Attn:

                       with a copy to:

                       Stonington Partners, Inc.
                       767 Fifth Avenue, 48th Floor
                       New York, New York 10153
                       Attn: Albert J. Fitzgibbons, III
                       Tel: (212) 339-8500

                       and:

                       with a copy to:

                       Shearman & Sterling
                       599 Lexington Avenue
                       New York, NY  10022
                       Telephone:  (212) 848-4000
                       Facsimile:  (212) 848-7179
                       Attn:  Clare O'Brien, Esquire

Any party may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

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


         Section 9.3    Interpretation; Incorporation by Reference.

            (a) When a reference is made in this Agreement to Articles or Sections, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. The table of contents, table of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The phrases "the date of this Agreement", "the date hereof," and terms of similar import, unless the context otherwise requires, shall be deemed to refer to March 7, 2000. The words "include," "includes" and "including" when used herein shall be deemed in each case to be following by the words "without limitation."

            (b) In the event of an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

            (c) The Indemnification provision set forth in Article I of the Escrow Agreement are incorporated herein by reference and the Company consents to the provisions therein as of the date hereof.

         Section 9.4    Counterparts.

         This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         Section 9.5    Entire Agreement; No Third Party Beneficiaries.

         This Agreement (including the documents and the instruments referred to herein) (a) constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder; provided that the Confidentiality Agreement shall remain in full force and effect until the Effective Time.

         Section 9.6    Governing Law and Venue.

         EXCEPT AS OTHERWISE REQUIRED UNDER BELGIUM LAW, THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN, AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (OTHER THAN CHOICE OF LAW PRINCIPLES THEREOF) APPLICABLE TO CONTRACTS TO BE PERFORMED WHOLLY IN SUCH STATE. The parties hereby (a) irrevocably submit to the jurisdiction of the Chancery Court of the State of Delaware and the federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and in respect

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                                      -52-
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of the transactions contemplated hereby and thereby and (b) waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof, that it is not subject to such jurisdiction or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts, and the parties irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such courts. The parties hereby consent to and grant any such court's jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 9.02, or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

         Section 9.7    Waiver of Jury Trial.

         EACH OF BUYER, SUB, COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF BUYER, SUB, COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF OR THEREOF.

         Section 9.8    Assignment.

         Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         Section 9.9    Severability.

         In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

         Section 9.10   Other Remedies; Specific Performance.

         Except as otherwise provided herein or in Article I of the Escrow Agreement, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such

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


party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

                     [Remainder of page intentionally blank]

         IN WITNESS WHEREOF, Buyer, Sub and Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                        LERNOUT & HAUSPIE SPEECH
                                        PRODUCTS N.V.


                                        By:  /s/ Pol Hauspie
                                             Name:  Pol Hauspie
                                             Title: Managing Director


                                        By:  /s/ Nico Willaert
                                             Name: Nico Willaert
                                             Title: Managing Director


                                        DARK ACQUISITION CORP.

                                        By:  /s/ Gaston Bastiaens
                                             Name: Gaston Bastiaens
                                             Title: President


                                        DICTAPHONE CORPORATION


                                        By:  /s/ John H. Duerden
                                             Name:  John H. Duerden
                                             Title: Chairman and CEO